UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under § 240.14a-12

Senseonics Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required

☐
Fee paid previously with preliminary materials

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SENSEONICS HOLDINGS, INC.
20451 Seneca Meadows Parkway
Germantown, Maryland 20876-7005
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2026
Dear Stockholder:
The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Senseonics Holdings, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 20, 2026 at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SENS2026. You will not be able to attend the Annual Meeting physically in person. The purpose of the Annual Meeting will be the following:
1.
To elect the three nominees of the Board of Directors, Timothy T. Goodnow, Francine R. Kaufman and Sharon Larkin, to the Board of Directors to hold office until the 2029 Annual Meeting of Stockholders.

2.
To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this Notice.

3.
To approve, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

4.
To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as independent registered public accounting firm, or auditors, for the fiscal year ending December 31, 2026.

5.
To approve an amendment to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) to increase the authorized number of shares of common stock from 70,000,000 shares to 140,000,000 shares.

6.   To approve the Senseonics Holdings, Inc. 2026 Equity Incentive Plan.
7.
To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying these proxy materials. All stockholders are invited to attend the meeting online. The record date for the Annual Meeting is March 26, 2026. Only stockholders of record at the close of business on that date and their proxy holders are entitled to notice of and to vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held virtually on May 20, 2026 at 10:00 a.m. EDT.
The proxy statement and annual report to stockholders are available at
www.virtualshareholdermeeting.com/SENS2026.

By Order of the Board of Directors,
Rick Sullivan
Secretary
Germantown, Maryland
April 6, 2026

You are cordially invited to attend the meeting online. Whether or not you plan to attend the meeting, we encourage you to read this proxy statement and cast your vote by completing, signing, dating and returning the enclosed proxy card, or by voting over the telephone or the internet as instructed in these materials, as promptly as possible. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote online at the meeting, you must obtain a proxy issued in your name from that record holder.

i

ii

SENSEONICS HOLDINGS, INC.
20451 Seneca Meadows Parkway
Germantown, Maryland 20876-7005
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 20, 2026
MEETING AGENDA
Proposals	Page	Voting Standard	Board of Directors Recommendation
Election of Directors	9	Plurality	FOR each director nominee
Advisory approval of the compensation of the Company’s named executive officers	20	Majority of shares present in person or virtually or represented by proxy and entitled to vote on the matter.	FOR
Advisory approval of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers	21	Frequency receiving the highest number of votes from the holders of shares present in person or virtually or represented by proxy and entitled to vote on the matter.	ONE Year
Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2026	22	Majority of shares present in person or virtually or represented by proxy and entitled to vote on the matter.	FOR
Amend Company’s Certificate of Incorporation to increase authorized shares of common stock from 70,000,000 to 140,000,000	24	Majority of votes cast.	FOR
Approve the Senseonics Holdings, Inc. 2026 Equity Incentive Plan	26	Majority of shares present in person or virtually or represented by proxy and entitled to vote on the matter.	FOR
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS ON THE INTERNET?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board of Directors (the “Board of Directors”) is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request, free of charge, a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 6, 2026 to all stockholders of record entitled to vote at the Annual Meeting.
WILL I RECEIVE ANY OTHER PROXY MATERIALS BY MAIL?
We may send you a proxy card, along with a second Notice, on or after April 20, 2026.

HOW DO I ATTEND THE ANNUAL MEETING?
The meeting will be conducted on Wednesday, May 20, 2026 at 10:00 a.m. Eastern Time as a virtual meeting via the internet. Stockholders may participate in the meeting and submit questions electronically during the meeting via live webcast by visiting the virtual meeting platform at www.virtualshareholdermeeting.com/SENS2026. Stockholders must enter the 16-digit control number included in Notice of Internet Availability of Proxy Materials, on the proxy card or in the instructions that accompanied the proxy materials to enter the Annual Meeting. Stockholders may log into the virtual meeting platform beginning at 9:45 a.m. Eastern Time on May 20, 2026. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should confirm that they have a strong Internet connection and log in early to ensure that they can hear streaming audio prior to the start of the meeting. If you encounter any technical difficulties, please call the technical support number that will be posted on the virtual meeting platform log-in page.
Please note that if you hold your shares in street name, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote your shares at the Annual Meeting.
WHY IS THE ANNUAL MEETING A VIRTUAL, ONLINE MEETING?
We have decided to again hold a virtual meeting because we believe holding a virtual meeting improves stockholder access, encourages greater global participation, lowers costs compared to an in-person event, and aligns with our broader sustainability goals. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
Information on how to vote online during the Annual Meeting is discussed below.
CAN I ASK QUESTIONS AT THE ANNUAL MEETING?
Only stockholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions or comments.
If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/SENS2026, where detailed guidelines for submitting written questions during the meeting will be available. To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting as time permits, or on the “Investors” page of our website as soon as is practical after the meeting.
WHAT IF I NEED TECHNICAL ASSISTANCE ACCESSING OR PARTICIPATING IN THE VIRTUAL ANNUAL MEETING?
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page.
WHO CAN VOTE AT THE ANNUAL MEETING?
Only stockholders of record at the close of business on March 26, 2026 will be entitled to vote at the Annual Meeting. On this record date, there were 41,795,466 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
If on March 26, 2026 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone, to vote by proxy through the internet or to vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 26, 2026 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting via the Internet, we urge you to fill out and return a proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
WILL A LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING BE AVAILABLE?
For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting at our corporate headquarters during regular business hours.
WHAT AM I VOTING ON?
There are six matters scheduled for a vote:
•
Proposal No. 1 — Election of three Class I directors;

•
Proposal No. 2 — Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;

•
Proposal No. 3 — Approval, on an advisory basis, of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers;

•
Proposal No. 4 — Ratification of selection by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

•
Proposal No. 5 — Approval of an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock from 70,000,000 shares to 140,000,000 shares; and

•
Proposal No. 6 — Approval of the Senseonics Holdings, Inc. 2026 Equity Incentive Plan.

WHAT IF ANOTHER MATTER IS PROPERLY BROUGHT BEFORE THE MEETING?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
HOW DO I VOTE?
You may either vote “For” all of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting or vote by proxy in one of three ways: online, by telephone or using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote during the meeting even if you have already voted by proxy.
•
Over the Internet by following the instructions on the proxy card,

•
At the Annual Meeting by going to www.virtualshareholdermeeting.com/SENS2026 and using your 16‑digit control number (included on the Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials),

•
Over the telephone by calling the toll-free number on the proxy card, or

•
Through the mail - if you received a paper copy of this proxy statement, you may vote by mail by signing, dating and mailing your proxy card in the envelope provided to be received no later than May 18, 2026.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Please follow the voting instructions in the Notice to ensure that your vote is counted. To vote online at the Annual Meeting, please follow the instructions found at www.virtualshareholdermeeting.com/SENS2026.
Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
HOW MANY VOTES DO I HAVE?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 26, 2026.
IF I AM A STOCKHOLDER OF RECORD AND I DO NOT VOTE, OR IF I RETURN A PROXY CARD OR OTHERWISE VOTE WITHOUT GIVING SPECIFIC VOTING INSTRUCTIONS, WHAT HAPPENS?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director, “For” the advisory approval of named executive officer compensation, for “One Year” as the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers, “For” the ratification of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2026, “For” the approval of the amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock from 70,000,000 shares to 140,000,000 shares and “For” the approval of the Senseonics Holdings, Inc. 2026 Equity Incentive Plan. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

IF I AM A BENEFICIAL OWNER OF SHARES HELD IN AN ACCOUNT WITH A BROKER, BANK OR OTHER AGENT AND I DO NOT PROVIDE MY BROKER, BANK OR OTHER AGENT WITH VOTING INSTRUCTIONS, WHAT HAPPENS?
If you are a beneficial owner of shares held in an account with a broker, bank or other agent and you do not instruct your broker, bank, or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters that are considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals No. 1, 2, 3 and 6 are considered to be “non-routine,” meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. Proposals No. 4 and 5 are considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals No. 4 and 5. If you are a beneficial owner of shares held in street name, and you do not plan to attend the meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
WHO IS PAYING FOR THIS PROXY SOLICITATION?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?
Stockholder of Record: Shares Registered in Your Name
•
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
You may submit another properly completed proxy card with a later date.

•
You may grant a subsequent proxy by telephone or through the internet.

•
You may send a timely written notice that you are revoking your proxy to Senseonics Holdings, Inc., Attn: Corporate Secretary, 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005.

•
You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank or vote online at the Annual Meeting.
WHEN ARE STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS DUE FOR NEXT YEAR’S ANNUAL MEETING?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 7, 2026 to our Corporate Secretary at 20451 Seneca Meadows Parkway, Germantown,

Maryland 20876-7005. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2027 Annual Meeting, you must deliver your notice to our Corporate Secretary at the address above January 20, 2027 and February 19, 2027. Your notice to the Corporate Secretary must set forth information specified in our Amended and Restated Bylaws (“Bylaws”), including your name and address and the class and number of shares of our stock that you beneficially own.
If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: 1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and 2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: 1) the name, age, business address and residence address of the person, 2) the principal occupation or employment of the person, 3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, 4) the date or dates on which the shares were acquired and the investment intent of the acquisition and 5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.
In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Exchange Act.
For more information, and for more detailed requirements, please refer to our Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K, filed with the SEC on March 23, 2016.
WHAT ARE “BROKER NON-VOTES”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposals 1, 2, 3 and 6 are considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent or vote online at the Annual Meeting.
HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes. Votes will be counted by the inspector of elections appointed for the Annual Meeting.

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold votes, as applicable	Effect of Broker Non-Votes
1	Election of Directors	Three nominees receiving the most “For” votes	FOR or WITHHOLD	No effect	No effect
2	Advisory approval of the compensation of our named executive officers	“FOR” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter	FOR, AGAINST or ABSTAIN	Against	No effect
3	Advisory approval the preferred frequency of stockholder advisory votes on the compensation of our named executive officers	The frequency receiving the highest number of votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote	ONE YEAR, TWO YEARS or THREE YEARS	No effect	No effect
4	Ratification of selection of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2026	“FOR” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter	FOR, AGAINST or ABSTAIN	Against	Not applicable(1)
5	Amend Company’s Certificate of Incorporation to increase authorized shares of common stock from 70,000,000 shares to 140,000,000 shares	Votes cast “FOR” the proposal at the Annual Meeting must exceed votes cast “AGAINST” the proposal for this proposal to be approved	FOR, AGAINST or ABSTAIN	No effect	Not applicable(1)
6	Approve the Senseonics Holdings, Inc. 2026 Equity Incentive Plan	“FOR” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter	FOR, AGAINST or ABSTAIN	Against	No effect

(1)
This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

WHAT IS THE QUORUM REQUIREMENT?
A quorum of stockholders is necessary to hold a valid meeting. A quorum is present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 41,795,466 shares outstanding and entitled to vote. Thus, the holders of 20,897,734 shares must be present or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the meeting to another date.
HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board of Directors presently has nine (9) members. There are three Class I directors whose terms of office expire in 2026: Timothy T. Goodnow, Francine R. Kaufman and Sharon Larkin.
Of the nominees for election, Timothy T. Goodnow, Francine R. Kaufman and Sharon Larkin were previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2029 Annual Meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee proposed by our Board of Directors. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.
The Nominating and Corporate Governance Committee of our Board of Directors seeks to assemble a board that, as a whole, has diverse viewpoints and experiences and possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the overall composition of the Board of Directors, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors.
The biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director. However, each member of the committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.
CLASS I NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2029
ANNUAL MEETING
Timothy T. Goodnow, age 64
Dr. Goodnow was elected as one of our directors and was appointed as our President and Chief Executive Officer in December 2015. Since 2010, Dr. Goodnow has served on the board of directors of Senseonics, Incorporated and he has served as the President and Chief Executive Officer of Senseonics, Incorporated from since 2011. Dr. Goodnow served as Vice President, Technical Operations of Abbott Diabetes Care, a healthcare company, from 2000 to 2011. Prior to that, he held positions at TheraSense, Verax Biomedical, Inc. and Dade Behring and Baxter Healthcare. Dr. Goodnow received his Ph.D. and B.S. in chemistry from The University of Miami. Our Board of Directors believes that Dr. Goodnow’s experience as our Chief Executive Officer, his background in medical device development and his knowledge of the diabetes industry qualify him to serve as a director of our Company.

Francine R. Kaufman, age 75
Dr. Kaufman was appointed as one of our directors in November 2019 and was appointed as our Chief Medical Officer in March 2019. Prior to joining our Company, Dr. Kaufman served as Chief Medical Officer and Vice President of Global Clinical, Regulatory and Medical Affairs at Medtronic Diabetes from 2009 to January 2019. Prior to that, she served as Director of the Comprehensive Childhood Diabetes Center, and head of the Center for Endocrinology, Diabetes and Metabolism at Children’s Hospital Los Angeles from 1991 to 2009. Dr. Kaufman is also a Distinguished Professor Emerita of Pediatrics and Communications at the Keck School of Medicine and the Annenberg School of Communications of the University of Southern California. She was formerly the president of the American Diabetes Association in 2003 and chair of the National Diabetes Education Program from 2008 to 2009. Dr. Kaufman was also elected to the National Academy of Medicine in 2005. She was also an advisor to the Governor on the California Initiative on Health, Fitness and Obesity in 2007. Dr. Kaufman received her B.A. from Northwestern University and her M.D. from Chicago Medical School. Our Board of Directors believes that Dr. Kaufman’s experience as our Chief Medical Officer, her background in medical device development and her medical expertise with diabetes qualify her to serve as a director of our Company.
Sharon Larkin, age 62
Ms. Larkin was appointed to our Board of Directors in December 2021. Ms. Larkin was appointed to the Kinnos, Inc., Board of Directors in September 2023 and completed her tenure on that board in December 2025. Ms. Larkin served as senior vice president, Human Resources and Administration for Assertio Therapeutics, Inc. from 2017 until her retirement in 2020. Prior to joining Assertio Therapeutics, Inc., Ms. Larkin served as divisional vice president, Human Resources, Medical Devices Group at Abbott Laboratories from 1992 until her retirement in 2017, where she provided global human resources leadership for Abbott Laboratories’ five medical device operating businesses, including Abbott Diabetes Care, Abbott Vascular, Abbott Medical Optics, Abbott Animal Health and Abbott Electrophysiology. Ms. Larkin joined Abbott in 1992 and also held positions of increased responsibility in Abbott’s Nutrition, HealthSystems and Corporate operations. Prior to joining Abbott Laboratories, Ms. Larkin worked for the Federal Reserve Bank of Atlanta, Jacksonville Branch, where she provided leadership for the branch’s U.S. Treasury securities services and human resources operations. Ms. Larkin received a B.S. in industrial management from the Georgia Institute of Technology. Our Board of Directors believes that Ms. Larkin’s extensive experience in human resources operations qualifies her to serve as a director of the Company.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” EACH NAMED NOMINEE.
CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING
Steven Edelman, M.D., age 70
Dr. Edelman was elected to our Board of Directors in September 2016. Dr. Edelman has served as a Professor of Medicine in the Division of Endocrinology, Diabetes & Metabolism at the University of California, San Diego and the Veterans Affairs Healthcare System of San Diego since 2001. He also currently serves as a director of Taking Control of Your Diabetes, a non-profit organization promoting patient education, motivation and self-advocacy that he founded in 1995, and the Diabetes Care Clinic VA Medical Center. Dr. Edelman received his B.A. from the University of California, Los Angeles, his M.S. in Biology from the University of California, Los Angeles and his M.D. from the University of California, Davis. Our Board of Directors believes that Dr. Edelman’s substantial diabetes industry experience qualifies him to serve as a director of our Company.
Edward J. Fiorentino, age 67
Mr. Fiorentino was elected to our Board of Directors in December 2015. Mr. Fiorentino served on the Senseonics, Incorporated Board of Directors from March 2012 to December 2015. Since January 2024, Mr. Fiorentino has served as Executive Chairman of TerSera Therapeutics. Previously, he served as Chairman and Chief Executive Officer of TerSera Therapeutics, a specialty pharmaceutical company from 2016 to

December 2023. From 2013 to January 2016, Mr. Fiorentino served as Chairman and Chief Executive Officer of Crealta Pharmaceuticals, a specialty pharmaceutical company. From 2009 to 2013, Mr. Fiorentino served as the Chief Executive Officer of Actient Pharmaceuticals. Prior to joining Actient Pharmaceuticals, Mr. Fiorentino served in various positions at Abbott Laboratories, including Corporate Vice President of Pharmaceutical Commercial Operations, for more than 20 years. He also previously served as Senior Vice President and President of Abbott Diabetes Care and was Executive Vice President of TAP Pharmaceuticals. Mr. Fiorentino received his B.S. in Business Administration from the State University of New York and his M.B.A. from Syracuse University. Our Board of Directors believes that Mr. Fiorentino’s substantial healthcare and pharmaceutical experience qualifies him to serve as a director of our Company.
CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2028 ANNUAL MEETING
Stephen P. DeFalco, age 65
Mr. DeFalco was elected as a director and our chairman in December 2015. Mr. DeFalco served as chairman of the Senseonics, Incorporated board of directors from 2010 to December 2015 and served as Senseonics, Incorporated’s interim Chief Executive Officer from 2010 to 2011. Mr. DeFalco is also the Executive Chairman of Creation Technologies and was previously the Chief Executive Officer of Creation Technologies. He joined Creation Technologies in September 2019. Previously, Mr. DeFalco was a partner at Lindsay Goldberg Private Equity. From 2011 until January 2018, Mr. DeFalco served as the Chief Executive Officer of Crane & Co, Inc., a global technology company, and also served on its board of directors. Previously, from 2005 to 2010, he served as the Chief Executive Officer and on the board of directors of Nordion Inc. (formerly MDS Inc.), a NYSE-traded life sciences company. Mr. DeFalco received his M.B.A. from the Massachusetts Institute of Technology — Sloan School of Management, his M.S.E.E. from Syracuse University and his B.S.M.E. from the Massachusetts Institute of Technology. Our Board of Directors believes that Mr. DeFalco’s leadership, executive, managerial and business experience with life sciences companies qualifies him to serve as a director of our Company.
Brian Hansen, age 58
Mr. Hansen was appointed to our Board of Directors in March 2024 and was appointed as our Chief Commercial Officer in January 2026. Mr. Hansen has served as Ascensia’s President of CGM since February 2024. Mr. Hansen is an executive with over 30 years of commercial experience in the medical device, life sciences and diagnostic industries. Prior to joining Ascensia, he served as EVP and CCO at Tandem Diabetes Care since 2016. Prior to that, Mr. Hansen held key leadership roles at Adaptive Biotechnologies, Novartis, Gen-Probe and Fisher Scientific. Mr. Hansen received his MBA from San Diego State University and his BSBA from the University of Missouri. Mr. Hansen was appointed to the Board pursuant to a contractual right in favor of PHC Holdings Corporation to designate up to two individuals to serve on the Board of Directors. Our Board of Directors believes that Mr. Hansen’s substantial medical device and diabetes experience qualifies him to serve as director of our Company.
Douglas S. Prince, age 72
Mr. Prince was elected to our Board of Directors in December 2015. Mr. Prince served on the Senseonics, Incorporated board of directors from February 2015 to December 2015. Mr. Prince served as the Chief Financial Officer of Crane & Co., Inc., a global technology company, from 2013 to 2018. From 2010 to 2013, Mr. Prince served as the Chief Financial Officer of Northern Power Systems Corp., an energy technology company. From 2007 to 2010, Mr. Prince served as Chief Financial Officer of Nordion Inc. (formerly MDS Inc.), a public life sciences company. Since September 2019, Mr. Prince has also served on the Board of Directors of Creation Technologies, a private electronics manufacturing services company. Mr. Prince received his B.B.A. in Business Administration from the University of Kentucky. Our Board of Directors believes that Mr. Prince’s executive experience and financial expertise qualify him to serve as a director of our Company.
Douglas A. Roeder, age 55
Mr. Roeder was elected to our Board of Directors in December 2015. Mr. Roeder served on the Senseonics, Incorporated board of directors from October 2011 to December 2015. Mr. Roeder joined Delphi Ventures as an Associate in 1998 and has been a Partner of Delphi Ventures since 2000, focusing on medical devices, diagnostics and biotechnology. Prior to joining Delphi Ventures, Mr. Roeder was an Associate with Alex, Brown & Sons Healthcare Investment Banking Group. Mr. Roeder previously served on the board of directors of Tandem Diabetes Care, Inc. from 2009 to 2022 and TriVascular Technologies, Inc. from 2008 to 2016. Mr. Roeder received his A.B. from Dartmouth College. Our Board of Directors believes that Mr. Roeder’s substantial experience with companies in the healthcare sector and his venture capital, financial and business experience qualify him to serve as a director of our Company.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the Nasdaq Stock Market (“Nasdaq”) listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, our Board of Directors has undertaken a review of all relevant identified transactions or relationships between each director and director nominee, or any of his or her family members, and the Company, its senior management and its independent auditors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors has determined that Stephen DeFalco, Douglas Prince, Douglas Roeder, Sharon Larkin, Steven Edelman and Edward Fiorentino, representing six of nine directors, are “independent directors” as defined under the listing rules of Nasdaq. In addition, our Board of Directors determined that Anthony Raab, who resigned from the Board on January 17, 2025, was “independent” during the period he served on the Board. In making these determinations, the Board of Directors found that none of these directors or nominees for director had a material or other disqualifying relationship with us.
Timothy Goodnow is not an independent director by virtue of his employment with us as our President and Chief Executive Officer, Francine Kaufman is not an independent director by virtue of her employment with us as our Chief Medical Officer and Brian Hansen is not an independent director by virtue of his employment with us as Chief Commercial Officer. By virtue of his role as Chief Operating Officer of PHC Holdings Corporation (“PHC”), Koichiro Sato, who resigned from the Board on December 31, 2025, was not an independent director.
BOARD OF DIRECTORS LEADERSHIP STRUCTURE
We regularly review the Board of Directors leadership structure. We believe the current leadership structure of the Board of Directors, in which the roles of Chairman of the Board and Chief Executive Officer are separated, best serves overall corporate structure and the Board of Director’s ability to carry out its roles and responsibilities on behalf of our stockholders, including its oversight of management and corporate governance matters. We also believe that the current structure allows our Chief Executive Officer to focus on managing the Company, while leveraging our independent Chairman’s experience to drive accountability at the Board level. Our independent Chairman of the Board, Stephen DeFalco, has authority, among other things, to call and preside at Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, the Chairman of the Board has substantial ability to shape the work of the Board of Directors, including influencing the matters that come before the Company’s standing board committees. Additionally, as Chairman, Mr. DeFalco is available to represent the Board of Directors in communications with stockholders, our commercial partners and our other stakeholders. We believe that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in the best interests of the Company and our stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board of Directors as a whole.

ROLE OF THE BOARD OF DIRECTORS IN RISK OVERSIGHT
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, cybersecurity and reputational. One of the key functions of the Board of Directors is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole with the assistance of the Audit Committee, as well as through various standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. The Audit Committee and Board of Directors conduct an annual enterprise risk management review of the Company’s most significant risks, processes to manage the risks, and mitigation activities with the Company’s compliance officer, with periodic updates throughout the year. Our risks are considered in the development of the Company’s periodic reports and disclosures. Our Audit Committee also has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and reviews cybersecurity risks. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance principles, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board of Directors as quickly as possible. The Board of Directors has delegated to the Chairman of the Board of Directors the responsibility of coordinating between the Board of Directors and management with regard to the determination and implementation of responses to any problematic risk management issues.
MEETINGS OF THE BOARD OF DIRECTORS AND ANNUAL MEETING ATTENDANCE
The Board of Directors met eight times during 2025. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member, with the exception of Mr. Hansen, who attended 62.5% of such meetings. The three meetings that Mr. Hansen did not attend related to the Board’s consideration of an investment from a strategic investor and the termination of the Company’s commercial relationship with Ascensia Diabetes Care Holdings AG (“Ascensia”), an affiliate of PHC, and Mr. Hansen elected not to attend these meetings as a result of the conflict resulting from his then employment as Ascensia’s President of CGM.
As required under applicable Nasdaq listing standards, during the last fiscal year, our independent directors met regularly in executive sessions at which only independent directors were present, in conjunction with meetings of the full board of directors. Mr. DeFalco, the Chairman of our Board of Directors, generally presides over the executive sessions.
We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. All of our then serving directors attended our 2025 annual meeting of stockholders.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors has three standing committees: (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2025 for each of the committees:

Name	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Stephen P. DeFalco	X		X*
Steven V. Edelman		X	X
Edward J. Fiorentino	X	X
Douglas S. Prince	X*		X
Douglas A. Roeder		X*	X
Sharon Larkin		X
Anthony Raab(1)
Timothy Goodnow
Brian Hansen
Francine Kaufman
Koichiro Sato(2)
Number of meetings in 2025	8	3	2

(1)
Mr. Raab resigned from the Board of Directors on January 17, 2025.

(2)
Mr. Sato resigned from the Board of Directors on December 31, 2025.

*
Committee chair.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that the members of each of the Board of Directors three standing committees meet the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
AUDIT COMMITTEE
The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; reviews and approves or rejects transactions between us and any related persons; confers with management, third party advisors and the independent auditors regarding the adequacy and effectiveness of internal controls over financial reporting; oversees and participates in the resolution of internal control issues, where identified; reviews new financial reporting and disclosure requirements and oversees implementation of new accounting standards; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; meets with our independent registered public accounting firm to discuss the scope and results of its examination and reviews the financial statements and reports contained in our periodic filings, and reviews and assesses the strength and effectiveness of the Company’s finance team.
The Audit Committee also assists the Board of Directors with oversight of management’s risk management process to identify, assess and mitigate business risks. These risks may include commercialization, product development, product quality, customer welfare, human capital, manufacturing and supply chain management, capital funding needs, global events, and other topics. The Audit Committee reviews management’s approach and response to regulatory compliance and legal risks such as selling practices, product labeling, data privacy, employee training, new regulatory requirements, and other topics. Any pending compliance or legal matters are reviewed in detail and where appropriate the Audit Committee and management use third party experts for advice and counsel on these matters. The Audit Committee reviews management’s cybersecurity programs and initiatives such as global cybersecurity threats, mitigation plans, incident response plans, procedures to ensure compliance with the SEC’s cybersecurity disclosure rules, software and hardware enhancements, security testing results, employee training, and other topics. Any cybersecurity breaches are reviewed in detail and where appropriate, the Audit Committee and management use third party experts for advice and counsel on these topics. The Audit Committee also annually reviews and approves the Company’s insurance programs.
The Audit Committee is composed of three directors: Mr. Prince, Mr. DeFalco and Mr. Fiorentino, with Mr. Prince serving as Chair. The Audit Committee met eight times during 2025. The Board of Directors has adopted a written Audit Committee charter that is available to stockholders on our website at www.senseonics.com.
The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Nasdaq Rule 5605(a)(2) and under Rule 10A-3 under the Exchange Act).
The Board of Directors has also determined that Mr. Prince qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Prince’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for other public companies.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Management has the primary responsibility for the preparation, presentation and integrity of the consolidated financial statements and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with generally accepted accounting principles and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of the consolidated financial statements, in all material respects, with generally accepted accounting principles. In performing its oversight role, the Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2025 with management and the independent registered public accounting firm. The Audit Committee also discussed the matters required to be discussed by the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Douglas S. Prince, Chair
Stephen DeFalco
Edward J. Fiorentino

*
The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE
The Compensation Committee is composed of four directors: Mr. Roeder, Mr. Fiorentino, Dr. Edelman and Ms. Larkin, with Mr. Roeder serving as Chair. All members of the Compensation Committee are independent, as independence is currently defined in Nasdaq Rule 5605(a)(2). The Compensation Committee met three times during the fiscal year. The Board of Directors has adopted a written Compensation Committee charter that is available to stockholders on our website at www.senseonics.com.
The Compensation Committee of the Board of Directors acts on behalf of the Board of Directors to review, adopt and oversee our compensation strategy, policies, plans and programs, including:
•
establishment of corporate and individual performance objectives relevant to the compensation of our executive officers and members of senior management and evaluation of performance in light of these stated objectives;

•
review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers;

•
compensation of our non-employee directors; and

•
administration of our equity compensation plans and similar plans or programs.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session.
However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Willis Towers Watson as compensation consultants. The Compensation Committee has assessed Willis Towers Watson’s independence and determined that Willis Towers Watson had no conflicts of interest in connection with its provisions of services to the Compensation Committee. Specifically, the Compensation Committee engaged Willis Towers Watson to suggest a peer company group composed of public companies comparable to us and conduct an executive compensation assessment analyzing the current cash and equity compensation of our executive officers, directors and other senior management against compensation for similarly situated executives at our peer group companies. Our management did not have the ability to direct Willis Towers Watson’s work.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonuses and established new performance objectives at one or more meetings held during the first quarter of the year, and the Compensation Committee has approved annual equity awards to executives at a meeting held during the second quarter of the year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, stock performance data, analyses of historical executive compensation levels and current compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant to be comparable to us.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board of Directors), reviewing and evaluating incumbent directors, recommending to the Board of Directors for selection candidates for election to the Board of Directors, making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors, assessing the performance of management and the Board of Directors, and developing a set of corporate governance principles for the Company.
The Nominating and Corporate Governance Committee is composed of four directors: Mr. DeFalco, Mr. Prince, Mr. Roeder and Dr. Edelman, with Mr. DeFalco serving as Chair. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Nasdaq Rule 5605(a)(2)). The Nominating and Corporate Governance Committee met two times during 2025. The Board of Directors has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at www.senseonics.com.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of us and the Board of Directors, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee believes that it is essential that the board members represent a range of viewpoints and experiences and possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the self-evaluation or surveys of the Board of Directors, conducted annually. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee in care of our Corporate Secretary at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. Any such recommendation should be delivered at least 90 days, but no more than 120 days, prior to the anniversary date of the mailing of our proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Board of Directors has adopted a formal process by which stockholders and other interested parties may communicate with the Board of Directors or any of its directors. Stockholders and other interested parties who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Board of Directors or the director in care of Senseonics Holdings, Inc., 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005, Attn: Corporate Secretary. Each communication must set forth the name and address of the stockholder (or interested party) on whose behalf the communication is sent and the number and class of shares of our stock that are owned beneficially by the stockholder as of the date of the communication.
These communications will be reviewed by our Corporate Secretary, who will determine whether they should be presented to the Board of Directors. The purpose of this screening is to allow the Board of Directors to avoid having to consider communications that contain advertisements or solicitations or are unduly hostile, threatening or similarly inappropriate. All communications directed to the Audit Committee in accordance with our Amended and Restated Whistleblower Policy that relate to questionable accounting or auditing matters involving us will be promptly and directly forwarded to the Audit Committee.
Any interested person may communicate directly with the non-management directors. Persons interested in communicating directly with the non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the non-management directors generally, in care of Senseonics Holdings, Inc., 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the chair of the Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee.
CODE OF ETHICS
We have adopted the Senseonics Holdings, Inc. Amended and Restated Code of Business Conduct and Ethics (the “Code of Ethics”), applicable to all of our employees, executive officers and directors. The Code of Ethics is available on our website at www.senseonics.com. The Audit Committee of our Board of Directors is responsible for overseeing the Code of Ethics and must approve any waivers of the Code of Ethics for executive officers and directors. If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the amendment or waiver on our website.
CORPORATE GOVERNANCE GUIDELINES
The Board of Directors has documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board has the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, including diversity of directors, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.senseonics.com.
INCENTIVE COMPENSATION RECOUPMENT POLICY
In November 2023, the Compensation Committee adopted the Senseonics Holdings, Inc. Incentive Compensation Recoupment Policy (the “Clawback Policy”) intended to comply with the final clawback rules adopted by the SEC pursuant to Section 10D and Rule 10D-1 of the Exchange Act, and the related Nasdaq listing requirements (together, the “Final Clawback Rules”). The Clawback Policy requires the Company to recover any erroneously awarded incentive-based compensation received by current and former executive officers (as defined in the Clawback Policy) of the Company in the event that the Company is required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Company may recoup from current or former executive officers erroneously awarded incentive-based compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement. A copy of our incentive compensation recoupment policy is filed as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
INSIDER TRADING POLICY
The Company has adopted an insider trading policy governing the purchase, sale and/or other dispositions of the Company’s securities by directors, officers, employees and consultants that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
HEDGING POLICY
Under our insider trading policy, no employee, director or consultant may engage in short sales, transactions in put or call options, hedging transactions, securities pledging, margin accounts or other inherently speculative transactions with respect to our stock at any time.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This advisory (non-binding) vote is commonly referred to as a “say-on-pay” vote.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the say-on-pay vote is disclosed in the compensation tables and the related narrative disclosures that accompany the compensation tables contained in the “Executive Compensation” section of this proxy statement. As described in those disclosures, the Company believes that its compensation policies and decisions are strongly aligned with our stockholder’s interests and consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.
Accordingly, the Board of Directors is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and any related narrative disclosures that accompany the compensation tables in the Company’s proxy statement for its 2026 Annual Meeting of Stockholders, is hereby APPROVED.”
Because the say-on-pay vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this say-on-pay vote or otherwise, are important to management and the Board of Directors and, accordingly, the Board of Directors and the Compensation Committee intend to consider the results of this say-on-pay vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires the vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3
ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF
ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION
Proposal 2 above provides our stockholders with an opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. As mentioned above, this is commonly referred to as a “say-on-pay” vote. In Proposal 3, we are asking our stockholders to cast an advisory (non-binding) vote regarding the frequency of future say-on-pay votes. Stockholders may vote for a frequency of every one, two or three years, or may abstain from voting. This proposal, which is commonly referred to as a “say-on-frequency” vote, is also required by the Dodd Frank Act and Section 14A of the Exchange Act.
Under the Dodd-Frank Act and Section 14A of the Exchange Act, now that we no longer qualify as an “emerging growth company,” we are required to solicit a non-binding advisory vote on the frequency of future “say-on-pay” votes at least one time every six years in order to allow our stockholders to decide how often they would like to be presented with the say-on-pay vote. Accordingly, we are providing our stockholders the opportunity to cast an advisory (non-binding) vote on whether they would prefer future say-on-pay votes on an annual basis, once every two years or once every three years. Alternatively, stockholders may abstain from casting a vote.
For the reasons described below, the Board of Directors recommends that the stockholders select that the say-on-pay vote be submitted to stockholders on an annual basis. The Board of Directors believes that an annual say-on-pay vote will allow our stockholders to provide us with their input on our compensation policies and practices on a timely basis. Additionally, an annual say-on-pay vote is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation policies and practices.
While the Board of Directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory (non-binding) basis, as to whether the say-on-pay vote should be held every year, once every two years or once every three years. The alternative among one year, two years or three years that receives the highest number of votes from the holders of shares present or represented by proxy and entitled to vote on the matter at the 2026 Annual Meeting of Stockholders will be deemed to be the frequency preferred by the stockholders.
The Board of Directors and the Compensation Committee value the opinions of the stockholders in this matter and will carefully review the voting results in establishing the frequency of future say-on-pay votes. However, because this vote is advisory and not binding on the Board of Directors, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold future advisory votes with a frequency different from that chosen by the greatest number of stockholders and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF “ONE YEAR” FOR PROPOSAL 3.

PROPOSAL NO. 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
KPMG LLP currently serves as our independent registered public accounting firm. After consideration of the firm’s qualifications, the Audit Committee of the Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our or our stockholders’ best interests.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2025 and 2024, by KPMG LLP, the Company’s principal accountant. All such fees described below were pre-approved by the Audit Committee.
	2025	2024
Audit fees(1)	$1,262,250	$1,010,125
Tax fees(2)	79,511	74,542
Total fees	$1,341,761	$1,084,667

(1)
Includes the aggregate fees and out of pocket expenses billed for the audit of our consolidated annual financial statements and reviews of our interim consolidated financial statements included in quarterly reports on Form 10-Q. This category also includes services related to provision of comfort letters, consents, and review of documents for registration statements on Forms S-3 and S-8, offering memorandums and supplemental prospectus filings.

(2)
Consists of fees for professional services primarily for tax compliance services.

PRE-APPROVAL POLICIES AND PROCEDURES
Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and, if applicable, non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. On a periodic basis, the independent registered public accounting firm reports to the Audit Committee on the status of actual costs for approved services against the approved amounts.
All of the services of KPMG LLP for the years ended December 31, 2025 and 2024 described above were pre-approved in accordance with the Audit Committee Pre-Approval Policy.

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG LLP.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5
APPROVAL OF INCREASE IN AUTHORIZED NUMBER OF SHARES OF COMMON STOCK
The Board is requesting stockholder approval of an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 70,000,000 shares to 140,000,000 shares. The authorized common stock was most recently increased in May 2024 pursuant to an amendment to the Company’s Certificate of Incorporation adopted by our stockholders. The number of authorized shares of common stock was proportionally reduced in connection with the implementation of a 1-for-20 reverse stock split of the Company’s common stock, which was effected in October 2025 (the “Reverse Stock Split”). The text of the proposed amendment is set forth on Appendix A to this proxy statement.
The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock available for future issuance, which would result in dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.
In addition to the 41,795,466 shares of common stock outstanding on the record date, the Company had reserved, as of the record date, an aggregate of 14,233,357 shares of common stock for future issuance as follows:
•
2,287,971 shares of common stock reserved for outstanding stock awards granted under the Company’s Amended and Restated 2015 Equity Incentive Plan;

•
3,009,371 shares of common stock reserved for issuance under the Company’s Amended and Restated 2015 Equity Incentive Plan;

•
46,386 shares of common stock reserved for outstanding stock awards granted under the Company’s Inducement Plan;

•
27,406 shares of common stock reserved for issuance under the Company’s Inducement Plan;

•
1,806,922 shares of common stock reserved for issuance under the Company’s 2016 Employee Stock Purchase Plan;

•
334,247 shares of common stock reserved for outstanding stock awards granted under the Company’s 2023 Commercial Equity Plan;

•
165,753 shares of common stock reserved for issuance under the Company’s 2023 Commercial Equity Plan; and

•
6,555,301 shares of common stock reserved for issuance upon the exercise of warrants.

Accordingly, as of the record date, the Company had 13,971,177 unissued, unreserved shares of common stock.
Although, at present, the Board has no other plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital, providing equity incentives to employees, officers or directors, and establishing strategic relationships with other companies.
Since inception, the Company has suffered substantial operating losses, principally from expenses associated with the Company’s research and development programs and commercial launch of the Eversense® 365 CGM System (for use up to one-year) in the United States, the Eversense® E3 (for use up to six months) in Europe and expenses incurred for our legacy product versions. The Company has not generated significant profit from the sale of products and its ability to generate revenue and achieve profitability largely depends on the Company’s ability to successfully expand the commercialization of Eversense, continue the development of its products and product upgrades, and to obtain necessary regulatory approvals or certifications for the sale of those products. These activities will require significant uses of working capital over the next several years. The Company generated total gross profit of $15.8 million for the twelve months ended December 31, 2025 and had an accumulated deficit of $1 billion at December 31, 2025. To date, the Company has funded its operations principally through sales of our equity securities and debt financings. In the future, we will require additional financing to fund working capital and pay our obligations and we may pursue financing opportunities through the issuance of debt or equity. However, unless our stockholders approve this proposal, we will not have sufficient unissued and unreserved authorized shares to engage in such transactions.
Further, our success also depends in part on our continued ability to attract, retain, and motivate highly qualified management and key personnel. If this proposal is not approved by our stockholders, the lack of unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals.
The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.
If the proposed amendment is approved, no further action by stockholders would be necessary prior to the issuance of additional shares of common stock unless required by applicable law or Nasdaq listing rules.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 5.

PROPOSAL NO. 6
APPROVAL OF SENSEONICS HOLDINGS, INC. 2026 EQUITY INCENTIVE PLAN
The Board is asking our stockholders to approve the Senseonics Holdings, Inc. 2026 Equity Incentive Plan (the “2026 Plan”). On March 25, 2026, our Board adopted the 2026 Plan, subject to approval by our stockholders at the Annual Meeting.
Why We Are Asking Our Stockholders to Approve the 2026 Plan
Currently, we maintain the Senseonics Holdings, Inc. Amended and Restated 2015 Equity Incentive Plan (as amended, the “2015 Plan”) to provide long-term incentives to our employees, directors, and consultants. We also maintain the Senseonics Holdings, Inc. 2023 Commercial Equity Plan (the “2023 Plan” and collectively with the 2015 Plan, the “Prior Plans”) to grant awards to employees of certain companies with which we have a commercial relationship. We are seeking stockholder approval of the 2026 Plan to, among other things, increase the number of shares of our common stock available for the grant of equity awards, which will enable us to have a competitive equity incentive program to compete with our peer group for key talent. If this Proposal No. 6 is approved by our stockholders, the 2026 Plan will become effective as of the date of the Annual Meeting, and no additional awards will be granted under either of our Prior Plans. In the event our stockholders do not approve this Proposal No. 6, the 2026 Plan will not become effective, and the Prior Plans will continue in their current forms.
Why You Should Vote for the 2026 Plan
The 2026 Plan Combines Compensation and Governance Best Practices
The 2026 Plan allows us to provide a broad array of equity incentives, including stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, and other awards, to our employees, directors, and consultants. By providing this flexibility, we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.
The 2026 Plan includes provisions, summarized below, that are designed to protect our stockholders’ interests and to reflect corporate governance best practices. The plan features discussed below do not purport to be complete and are qualified by the full text of the 2026 Plan, which is attached as Appendix B to this proxy statement and incorporated by reference herein.
•
Stockholder approval is required for additional shares.   The 2026 Plan does not contain an annual “evergreen” provision. The 2026 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares under the 2026 Plan in excess thereof.

•
No liberal share counting.   The following shares of common stock subject to awards granted under the 2026 Plan will not become available again for issuance under the 2026 Plan: (i) shares that are reacquired or withheld (or not issued) by us to satisfy the exercise, strike or purchase price of an award granted under the 2026 Plan; (ii) shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an award granted under the 2026 Plan; (iii) shares repurchased by us on the open market with the proceeds of the exercise, strike or purchase price of an award granted under the 2026 Plan; and (iv) in the event that a stock appreciation right granted under the 2026 Plan is settled in shares, the gross number of shares subject to such stock appreciation right.

•
Minimum vesting requirement.   The 2026 Plan provides that no award may vest until at least 12 months following the date of grant of such award (excluding (i) any award granted in connection with a merger or acquisition as permitted by applicable listing rules and (ii) any award granted to a non-employee director that vests on the earlier of the first anniversary of the date of grant or our next annual meeting of stockholders), except that shares up to 5% of the share reserve of the 2026 Plan may be issued pursuant to awards that do not meet such vesting requirements.

•
Repricing is not allowed.   The repricing of stock options and stock appreciation rights under the 2026 Plan is prohibited without prior stockholder approval.

•
Limit on non-employee director compensation.   The aggregate value of all compensation paid or granted by us to any individual for service as a non-employee director with respect to any fiscal year, including awards granted under the 2026 Plan and cash fees paid by us to such non-employee director, will not exceed $750,000 in total value, or in the event such non-employee director is first appointed or elected to the Board during such fiscal year, $1,000,000 in total value. For purposes of this limitation, the value of any equity-based awards is calculated based on the grant date fair value of such awards for financial reporting purposes.

•
Restrictions on dividends.   The 2026 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any such shares subject to an option or stock appreciation right award, (ii) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iv) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

•
Specific disclosure of equity award vesting upon a corporate transaction or change in control.   The 2026 Plan specifically provides that if a corporate transaction or a change in control (each referred to in this Proposal No. 6 as a “Transaction”) occurs and the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2026 Plan or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the Transaction, the vesting of such awards will be accelerated in full (and with respect to any such awards that are subject to performance-based conditions or requirements, vesting will be deemed to be satisfied at the target level of performance).

•
No liberal change in control definition.   The change in control definition in the 2026 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the 2026 Plan to be triggered.

•
No discounted stock options or stock appreciation rights.   All stock options and stock appreciation rights granted under the 2026 Plan must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

Overhang
The following table provides certain information regarding our equity incentive programs.
As of March 26, 2026 (Record Date)
Total number of shares of common stock subject to outstanding stock options	1,650,618
Weighted-average exercise price of outstanding stock options	$21.77
Weighted-average remaining term of outstanding stock options	7.07 years
Total number of shares of common stock subject to outstanding full value awards(1)	1,017,986
Total number of shares of common stock available for grant under the 2015 Plan	3,009,371
Total number of shares of common stock available for grant under the 2023 Plan	165,753
Total number of shares of common stock available for grant under the Senseonics Holdings, Inc. Inducement Plan	27,406
Total number of shares of common stock outstanding	41,822,872
Per-share closing price of common stock as reported on Nasdaq	$6.56

(1)
A “full value award” is any award other than a stock option or stock appreciation with respect to which the exercise or strike price is at least 100% of the fair market value of our common stock on the date of grant.

We Manage Our Equity Award Use Carefully
We continue to believe that equity awards such as stock options and restricted stock unit awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity awards, and we grant equity awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” in a manner intended to maximize stockholders’ value by granting the appropriate number of equity awards necessary to attract, reward, and retain employees.
The Size of Our Share Reserve Request Is Reasonable
If this Proposal No. 6 is approved by our stockholders, then subject to adjustment for certain changes in our capitalization, we will have 1,300,000 new shares available for grant after the Annual Meeting.
Burn Rate
The following table provides detailed information regarding the activity related to our equity incentive program for fiscal years 2025, 2024 and 2023.
	2025	2024	2023
Total number of shares of common stock subject to stock options granted	1,514,091	713,891	687,007
Total number of shares of common stock subject to full value awards granted	1,082,359	1,102,969	693,472
Weighted-average number of shares of common stock outstanding	41,727,983	31,486,079	28,398,724
Burn Rate(1)	6%	6%	5%

(1)
Burn Rate is calculated as (shares of common stock subject to stock options granted + shares of common stock subject to full value awards granted) / weighted-average shares of common stock outstanding.

Description of the 2026 Plan
A summary of the principal features of the 2026 Plan follows below. The summary does not purport to be complete and is qualified by the full text of the 2026 Plan, which is attached as Appendix B to this proxy statement and incorporated by reference herein.
Purpose
The 2026 Plan is designed to secure and retain the services of our employees, directors, and consultants, to provide incentives for our employees, directors, and consultants to exert maximum efforts for the success of us and our affiliates, and to provide a means by which our employees, directors, and consultants may be given an opportunity to benefit from increases in the value of our common stock.
Types of Awards
The 2026 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, and other awards.
Shares Available for Awards
Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2026 Plan will not exceed the sum of (i) the number of unallocated shares remaining available for grant under each of the Prior Plans as of the effective date of the 2026 Plan, (ii) 1,300,000 shares subject to stockholder approval of this Proposal No. 6, and (iii) the

Returning Shares (as defined below), as such shares become available from time to time. As shown above under the heading “Overhang,” as of the Record Date, 3,009,371 shares remained available for issuance under the 2015 Plan, 165,753 shares remained available for issuance under the 2023 Plan, and 2,668,604 shares of our common stock in the aggregate were subject to outstanding awards under the Prior Plans. For purposes of the 2026 Plan, “Returning Shares” refers to shares of common stock subject to outstanding awards under either of the Prior Plans that, on or following the date of the Annual Meeting, would have returned to the share reserve of such Prior Plan pursuant to the terms thereof.
The share reserve of the 2026 Plan will not be reduced by any of the following common shares subject to awards granted under the 2026 Plan and such shares will remain available for issuance under the 2026 Plan: (i) any shares subject to an award granted under the 2026 Plan that are not issued because such award or any portion thereof expires or otherwise terminates without all of the shares covered by such award having been issued; and (ii) any shares subject to an award granted under the 2026 Plan that are not issued because such award or any portion thereof is settled in cash.
The following common shares subject to awards granted under the 2026 Plan will not revert to the share reserve of the 2026 Plan or become available again for issuance under the 2026 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise, strike or purchase price of an award granted under the 2026 Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an award granted under the 2026 Plan; (iii) any shares repurchased by us on the open market with the proceeds of the exercise, strike or purchase price of an award granted under the 2026 Plan; and (iv) in the event that a stock appreciation right granted under the 2026 Plan is settled in common shares, the gross number of common shares subject to such award.
If the 2026 Plan described in this Proposal No. 6 is approved by stockholders, we will file a Registration Statement on Form S-8 with the SEC with respect to the shares of common stock to be registered pursuant to the 2026 Plan as soon as reasonably practicable following stockholder approval.
Eligibility
All of our (including our affiliates’) employees, non-employee directors, and consultants are eligible to participate in the 2026 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2026 Plan only to our (including our affiliates’) employees.
As of March 26, 2026, the Record Date, we (including our affiliates) had approximately 288 employees, six non-employee directors, and approximately 134 consultants.
Administration
The 2026 Plan will be administered by our Board unless and until our Board delegates authority to administer the 2026 Plan to a committee of our Board. Our Board has delegated concurrent authority to administer the 2026 Plan to our Compensation Committee, but may, at any time, re-vest in itself some or all of the power delegated to our Compensation Committee. Our Board and our Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal No. 6.
Subject to the terms of the 2026 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the 2026 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the 2026 Plan.
Our Compensation Committee may also delegate to one or more persons or bodies the authority to designate recipients (other than officers) of awards, the number of shares of our common stock subject to such awards, and certain terms of such awards in a manner permitted by applicable law (including the General Corporation Law of the State of Delaware). Any person or body who is delegated such authority may not grant an award to themselves.
Repricing; Cancellation and Re-Grant of Awards
Under the 2026 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.
Minimum Vesting Requirements
Under the 2026 Plan, no award may vest until at least 12 months following the date of grant of such award (excluding (i) any award granted in connection with a merger or acquisition as permitted by applicable listing rules and (ii) any award granted to a non-employee director that vests on the earlier of the first anniversary of the date of grant or our next annual meeting of stockholders), except that shares up to 5% of the share reserve of the 2026 Plan may be issued pursuant to awards that do not meet such vesting requirements.
Dividends and Dividend Equivalents
The 2026 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award, as determined by the Plan Administrator and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares subject to an option or stock appreciation right award, (ii) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iv) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.
Limit on Non-Employee Director Compensation
The aggregate value of all compensation paid or granted by us to any individual for service as a non-employee director with respect to any fiscal year, including awards granted under the 2026 Plan and cash fees paid by us to such non-employee director, will not exceed $750,000 in total value, or in the event such non-employee director is first appointed or elected to the Board during such fiscal year, $1,000,000 in total value. For purposes of this limitation, the value of any equity-based awards is calculated based on the grant date fair value of such awards for financial reporting purposes.
Stock Options
Stock options may be granted under the 2026 Plan pursuant to award agreements. The 2026 Plan permits the grant of stock options that are intended to qualify as incentive stock options (“ISOs”) and nonstatutory stock options (“NSOs”).
The exercise price of a stock option granted under the 2026 Plan may not be less than 100% of the fair market value of our common stock on the date of grant and, in some cases (see “— Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.
The term of stock options granted under the 2026 Plan may not exceed 10 years from the date of grant and, in some cases (see “— Limitations on Incentive Stock Options” below), may not exceed five years from the date of grant.

The Plan Administrator may impose such restrictions on, or conditions to, the vesting and/or exercisability of a stock option granted under the 2026 Plan as determined by the Plan Administrator. Except as explicitly otherwise provided in the award agreement or other written agreement between a participant and us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal No. 6 as “continuous service”) terminates for any reason other than disability, death, or cause, the participant may generally exercise any vested options for a period of three months following the cessation of service. The option term will automatically be extended in the event that exercise of the option following such a termination of continuous service is prohibited by applicable securities laws or our insider trading policy during the last 30 days of the applicable post-termination exercise period. If a participant’s continuous service with us or any of our affiliates terminates due to disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death. In the event of a termination for cause, options generally terminate immediately. In no event may an option be exercised beyond the expiration of its term.
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2026 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.
Stock options granted under the 2026 Plan may vest and become exercisable in cumulative increments, as determined by the Plan Administrator at the rate specified in the award agreement. Shares covered by different stock options granted under the 2026 Plan may be subject to different vesting schedules as the Plan Administrator may determine.
The Plan Administrator may impose limitations on the transferability of stock options granted under the 2026 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2026 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws upon a participant’s request, including to a trust if the participant is considered to be the sole beneficial owner of such trust while such stock option is held in trust, provided that the Participant and the trustee enter into a transfer and any other agreements required by the Company. In addition, subject to execution of transfer documentation in a format acceptable to the Company and subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death. Notwithstanding the foregoing, no option may be transferred to any financial institution without prior stockholder approval.
Limitations on Incentive Stock Options
The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:
•
the exercise price of the ISO must be at least 110% of the fair market value of our common stock on the date of grant; and

•
the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2026 Plan is 18,000,000 shares.

Stock Appreciation Rights
Stock appreciation rights may be granted under the 2026 Plan pursuant to award agreements. Each stock appreciation right is denominated in common share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator but will in no event be less than 100% of the fair market value of our common stock on the date of grant. The term of stock appreciation rights granted under the 2026 Plan may not exceed 10 years from the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the award agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2026 Plan.
Restricted Stock Awards
Restricted stock awards may be granted under the 2026 Plan pursuant to award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration (including future services) acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the award agreement; provided, however, that no restricted stock award may be transferred to any financial institution without prior stockholder approval. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.
Restricted Stock Unit Awards
Restricted stock unit awards may be granted under the 2026 Plan pursuant to award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant’s award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
Performance Awards
A performance award is an award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance award may require the completion of a specified period of continuous service. With respect to any performance award, the length of any performance period, the performance goals to be achieved during the performance period, the other terms and conditions of such award and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator.
Performance goals under the 2026 Plan will be based on any one or more of the following performance criteria: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and legal settlements; earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; cash balance; cash burn; cash collections; share price performance; debt reduction; implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, new and supplemental indications for existing products, and product supply); stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; growth of net income or operating income; billings; bookings; employee retention; initiation of phases of clinical trials and/or studies by specific dates; acquisition of new customers, including institutional accounts; customer retention and/or repeat order rate; number of institutional customer accounts; budget management; improvements in sample and test processing times; regulatory milestones; progress of internal research or clinical programs; progress of partnered programs; partner satisfaction; milestones related to samples received and/or tests run; expansion of sales in additional geographies or markets; research progress, including the development of programs; submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; timely completion of clinical trials; milestones related to samples received and/or tests or panels run; expansion of sales in additional geographies or markets; research progress, including the development of programs; patient samples processed and billed; sample processing operating metrics (including, without limitation, failure rate maximums and reduction of repeat rates); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); and other measures of performance selected by the Plan Administrator.
Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Plan Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (v) to exclude the effects of any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments determined by the Plan Administrator.
In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
Other Awards
Other forms of awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other awards under the 2026 Plan. Subject to the terms of the 2026 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of our common stock to be granted, and all other terms and conditions of such other awards.
Clawback/Recoupment
Awards granted under the 2026 Plan will be subject to recoupment in accordance with the following, as applicable: (i) the Senseonics Holdings, Inc. Incentive Compensation Recoupment Policy; (ii) any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law; and (iii) any other clawback policy that we adopt and maintain from time to time. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.
Transfer or Assignment of Awards; Issued Shares
Except as expressly provided in the 2026 Plan or in the applicable award agreement, awards granted under the 2026 Plan may not be transferred or assigned by the participant. After the vested shares subject to an award have been issued (or in the case of a restricted stock award and similar awards, after the issued shares have vested), the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the 2026 Plan, the terms of any insider trading policy, any other policy of the Company or an affiliate, any other written agreement between a participant and the Company or an affiliate, and applicable law.
Changes to Capital Structure
In the event of certain changes in our capital structure, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2026 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding awards. No fractional shares or rights for fractional shares of our common stock may be created to implement any such change in our capital structure, and the Plan Administrator will determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in this paragraph.
Corporate Transaction and Change in Control
The following provisions will apply to outstanding awards under the 2026 Plan in the event of a Transaction, unless otherwise provided in the instrument evidencing the award, in any other written agreement between us or one of our affiliates and the participant, or in any director compensation policy we adopt.
In the event of a Transaction, any surviving or acquiring corporation (or its parent company) may assume or continue any or all outstanding awards under the 2026 Plan, or may substitute similar awards for such outstanding awards (including, but not limited to, awards to acquire the same consideration paid to the our stockholders pursuant to the Transaction), and any reacquisition or repurchase rights held by us in respect of stock issued pursuant to any outstanding awards under the 2026 Plan may be assigned by us to the surviving or acquiring corporation (or its parent company). The terms of any such assumption, continuation or substitution will be set by the Plan Administrator.
In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2026 Plan, or substitute similar awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the Transaction (the “Current Participants”), the vesting (and exercisability, if applicable) of such awards will be accelerated in full to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction) as the Plan Administrator will determine (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective time of the Transaction), and such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Plan Administrator, and any reacquisition or repurchase rights held by us with respect to such awards will lapse (contingent upon the closing or completion of the Transaction). With respect to the vesting of performance awards that will accelerate upon the occurrence of a Transaction pursuant to this paragraph and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the award agreement, the vesting of such performance awards will accelerate at 100% of the target level upon the occurrence of the Transaction.
In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2026 Plan, or substitute similar awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants other than the Current Participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Plan Administrator; provided, however, that any reacquisition or repurchase rights held by us with respect to such awards will not terminate and may continue to be exercised notwithstanding the Transaction.
Notwithstanding the foregoing, in the event any outstanding award under the 2026 Plan held by a participant will terminate if not exercised prior to the effective time of a Transaction, the Plan Administrator may provide that the participant may not exercise such award but instead will receive a payment, in such form as may be determined by the Plan Administrator, equal in value to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of such award immediately prior to the effective time of the Transaction, over (ii) any exercise price payable by the participant in connection with such exercise.
Unless otherwise provided in the award agreement evidencing an award, in any other written agreement between us or one of our affiliates and the participant, in any director compensation policy we adopt, or as may otherwise be determined by the Board in its sole discretion, awards granted under the 2026 Plan will not be subject to additional acceleration of vesting and exercisability upon or after a change in control.
For purposes of the 2026 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.
For purposes of the 2026 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; (iv) the complete dissolution or liquidation of the Company, except for a liquidation into a parent corporation; or (v) individuals who, on the date the 2026 Plan was adopted by our Board, are members of our Board, or the Incumbent Directors, cease for any reason to constitute at least a majority of the members of our Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority of the Incumbent Directors then still in office, such new member will be considered as an Incumbent Director; provided, however, that no individual initially elected or nominated as a member of our Board as a result of an actual or threatened election contest with respect to Board membership or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than our Board will be deemed to be an Incumbent Director.
Plan Amendments and Termination
The Plan Administrator has the authority to amend or terminate the 2026 Plan at any time. However, except as otherwise provided in the 2026 Plan or an award agreement, no amendment or termination of the 2026 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.
We will obtain stockholder approval of any amendment to the 2026 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the 2026 Plan after March 25, 2036, which is the tenth anniversary of the date the 2026 Plan was adopted by our Board.

U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2026 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the 2026 Plan. The 2026 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligations.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Incentive Stock Options
The 2026 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.
If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of stock acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
Restricted Stock Unit Awards
Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of stock acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.
Stock Appreciation Rights
Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Section 162(m) Limitations
Under Section 162(m) of the Code, or Section 162(m), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the 2026 Plan will be subject to the deduction limit under Section 162(m).

New Plan Benefits under 2026 Plan
In general, awards granted to our executive officers and other employees are made at the discretion of our Board or our Compensation Committee, and our Board and Compensation Committee have not granted any awards under the 2026 Plan subject to stockholder approval of this Proposal No. 6. As a result, the benefits and amounts that will be received or allocated to such individuals under the 2026 Plan are not determinable at this time. Pursuant to our non-employee director compensation policy, each of our current non-employee directors would be eligible to receive an annual equity award under the 2026 Plan (in the form of restricted stock units or a stock option) with a grant date value equal to $112,500. For more information regarding our non-employee director compensation policy, please see the section above entitled “Director Compensation.”
Vote Required
The affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) will be required to approve the 2026 Plan. Abstentions and broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 6.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers.
Name	Position
Executive Officers:
Timothy T. Goodnow, Ph.D.	President, Chief Executive Officer and Director
Frederick (“Rick”) Sullivan	Chief Financial Officer, Secretary and Treasurer
Brian Hansen	Chief Commercial Officer
Mukul Jain, Ph.D.	Chief Operating Officer
Francine R. Kaufman, M.D.	Chief Medical Officer and Director
Kenneth L. Horton	General Counsel and Corporate Development Advisor
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
The following sets forth certain information with respect to our executive officers who are not directors. This information for Dr. Goodnow, Dr. Kaufman and Mr. Hansen is set forth above under “PROPOSAL NO. 1 — ELECTION OF DIRECTORS.”
Frederick (“Rick”) Sullivan, age 42
Mr. Sullivan was appointed as our Chief Financial Officer in September 2022. Mr. Sullivan previously served as the Company’s Vice President of Finance from October 2020 to September 2022, as Treasurer, Head of Strategy and Financial Planning from July 2017 to July 2018 and as Corporate Controller from December 2011 to June 2017. From July 2018 to September 2020, Mr. Sullivan served as Chief Financial Officer for various life science and technology companies in regenerative medicine, biosimilar, biodefense and environmental sensing. Mr. Sullivan received his B.S. in accounting from Salisbury University, Perdue School of Business and his M.B.A. from the University of Maryland, Robert H. Smith School of Business. Mr. Sullivan maintains an active CPA license in the state of Maryland.
Mukul Jain, Ph.D., age 53
Dr. Jain was appointed as our Chief Operating Officer in January 2017. Dr. Jain previously served as our Vice President Operations, Quality and Regulatory from December 2015 to January 2017. Dr. Jain served as Senior Director, Quality and Regulatory of Senseonics, Incorporated from 2012 to 2014 and as Vice President Operations, Quality and Regulatory of Senseonics, Incorporated from 2014 to December 2015. Prior to that, Dr. Jain held various positions at Medtronic, Inc., a medical technology and services company, from 1999 to 2012, most recently as a senior program manager. Dr. Jain received his M.B.A. from the University of Minnesota, Carlson School of Management, his Ph.D. in chemical engineering from the University of South Carolina and his B.Tech. from the Indian Institute of Technology, Kanpur.
Kenneth L. Horton, age 59
Mr. Horton has served as our General Counsel and Corporate Development Advisor since October 2017. Prior to joining the Company, Mr. Horton was Executive Vice President and Chief Legal Officer of Vertex Pharmaceuticals from 2012 to 2015. Prior to joining Vertex, Mr. Horton served as General Counsel and Executive Vice President of Corporate Development at MDS Inc., and its successor Nordion Inc. from 2005 to 2012. Mr. Horton also served as Vice President, Acquisitions, Ventures and General Counsel for the Life and Analytical Sciences business unit of PerkinElmer, Inc. and in other roles from 2000 to 2005. Mr. Horton previously practiced law at the law firm Ropes & Gray and was a strategy consultant in both the U.S. and Europe. Mr. Horton received his AB from Dartmouth College and a J.D. from Harvard Law School.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2026 by (i) each director and director nominee; (ii) each of our named executive officers; (iii) all currently serving executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Except as otherwise noted below, the address for persons listed in the table is c/o Senseonics Holdings, Inc., 20451 Seneca Meadows Parkway, Germantown, MD 20876.
This table is based upon information supplied by our named executive officers, directors and principal stockholders and a review of Schedule 13G and Schedule 13D and Section 16 filings with the SEC. The number of securities reported herein have been adjusted to reflect the Reverse Stock Split. Unless otherwise indicated in the footnotes to the table and subject to common property laws where applicable, we believe that each stockholder named in the table has sole voting and investment power with regard to the shares indicated as being beneficially owned. Applicable percentages are based on 41,802,965 shares of common stock outstanding as of April 1, 2026, adjusted as required by the rules promulgated by the SEC.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Principal Stockholders:
PHC Holdings Corporation(1)	4,344,612	10.4
Entities affiliated with Robert J. Smith(2)	3,117,600	7.5
Named Executive Officers, Directors and Director Nominee:
Timothy T. Goodnow, Ph.D.(3)	655,432	1.6
Frederick (“Rick”) Sullivan(4)	111,401	*
Mukul Jain, Ph.D.(5)	272,476	*
Stephen P. DeFalco(6)	125,092	*
Edward J. Fiorentino(7)	95,288	*
Douglas S. Prince(8)	80,668	*
Douglas A. Roeder(9)	115,368	*
Steven Edelman, M.D.(10)	102,816	*
Sharon Larkin(11)	39,872	*
Francine Kaufman(12)	123,021	*
Brian Hansen(13)	108,931	*
All current directors, director nominees and executive officers as a group (12 persons)(14)	1,969,358	4.7

*
Represents beneficial ownership of less than 1%.

(1)
Consists of (a) 147,058 shares of common stock and (b) 4,197,554 shares of common stock issuable upon the exercise of “pre-funded” warrants. This information has been obtained, in part, from a Schedule 13D/A filed on March 20, 2023 by PHC Holdings Corporation, among other sources. The principal business address of PHC Holdings Corporation is 2-38-5 Nishishimbashi, Minato-ku, Tokyo, 105-8433 Japan.

(2)
Consists of (a) 3,100,000 shares of common stock held by Energy Capital, LLC, (b) 16,750 shares of common stock held by Plato & Associates, LLC and (c) 850 shares of common stock held by Robert J. Smith. Robert J. Smith is the sole Managing Member of Energy Capital, LLC and Plato & Associates, LLC and may be deemed to have voting and dispositive power over the shares held by both entities. This information has been obtained from, among other sources, a Schedule 13G filed on August 8, 2025 by Robert J. Smith. The principal business address of Robert J. Smith is 13650 Fiddlesticks Blvd., Suite 202-324, Ft. Myers, FL 33912.

(3)
Consists of (a) 422,226 shares of common stock, (b) 172,482 shares of common stock underlying options that are exercisable within 60 days of April 1, 2026 and (c) 60,724 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 1, 2026.

(4)
Consists of (a) 79,327 shares of common stock, (b) 13,249 shares of common stock underlying options that are exercisable within 60 days of April 1, 2026 and (c) 18,825 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 1, 2026.

(5)
Consists of (a) 150,465 shares of common stock, (b) 93,415 shares of common stock underlying options that are exercisable within 60 days of April 1, 2026 and (c) 28,596 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 1, 2026.

(6)
Consists of (a) 95,597 shares of common stock, (b) 23,925 shares of common stock underlying options that are exercisable within 60 days of April 1, 2026 and (c) 5,570 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 1, 2026.

(7)
Consists of (a) 65,793 shares of common stock, (b) 23,925 shares of common stock underlying options that are exercisable within 60 days of April 1, 2026 and (c) 5,570 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 1, 2026.

(8)
Consists of (a) 51,173 shares of common stock, (b) 23,925 shares of common stock underlying options that are exercisable within 60 days of April 1, 2026 and (c) 5,570 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 1, 2026.

(9)
Consists of (a) 96,661 shares of common stock, (b) 13,137 shares of common stock underlying options that are exercisable within 60 days of April 1, 2026 and (c) 5,570 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 1, 2026.

(10)
Consists of (a) 71,323 shares of common stock, (b) 25,923 shares of common stock underlying options that are exercisable within 60 days of April 1, 2026 and (c) 5,570 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 1, 2026.

(11)
Consists of (a) 26,440 shares of common stock, (b) 7,862 shares of common stock underlying options that are exercisable within 60 days of April 1, 2026 and (c) 5,570 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 1, 2026.

(12)
Consists of (a) 74,878 shares of common stock, (b) 36,208 shares of common stock underlying options that are exercisable within 60 days of April 1, 2026 and (c) 11,935 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 1, 2026.

(13)
Consists of (a) 8,462 shares of common stock, (b) 95,206 shares of common stock underlying options that are exercisable within 60 days of April 1, 2026 and (c) 5,263 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 1, 2026.

(14)
Consists of an aggregate of (a) 1,229,662 shares of common stock, (b) 565,788 shares of common stock underlying options that are exercisable within 60 days of April 1, 2026 and (c) 173,908 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 1, 2026.

EXECUTIVE COMPENSATION
For the year ended December 31, 2025, our named executive officers were:
•
Timothy T. Goodnow, Ph.D., our President and Chief Executive Officer;

•
Mukul Jain, Ph.D., our Chief Operating Officer; and

•
Frederick (“Rick”) Sullivan, our Chief Financial Officer.

SUMMARY COMPENSATION TABLE
The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2025 and 2024. Because Mr. Sullivan was not a “named executive officer” for the year ended December 31, 2024, his 2024 compensation information has been omitted from the table and the related narrative discussion below.

Name and Principal Position Year	Year	Salary	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Timothy T. Goodnow President and Chief Executive	2025	635,000	—	1,022,500	1,022,500	613,000	54,959	3,347,959
	2024	613,000	—	2,045,000	—	613,000	46,418	3,317,418
Mukul Jain, Ph.D. Chief Operating Officer	2025	511,000	—	500,000	500,000	369,720	64,446	1,945,166
	2024	492,960	—	990,000	—	355,500	54,461	1,892,920
Frederick (“Rick”) Sullivan Chief Financial Officer	2025	430,000	—	350,000	350,000	201,240	61,359	1,392,599

(1)
The amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, in accordance with SEC rules, these amounts reflect the grant date fair values of restricted stock units (“RSUs”) granted to each of the named executive officers in each of 2024 and 2025, calculated in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), Compensation — Stock Compensation. Each RSU represented the contingent right to receive one share of our common stock, subject to the named executive officer’s continuous service to the Company upon the applicable vesting date. This calculation does not give effect to any estimate of forfeitures related to service-based vesting but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing these awards are described in Note 15. Stock-Based Compensation in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(2)
The amounts reflect bonus paid on the achievement of specified corporate goals, as discussed further below under “— Narrative Disclosure to Summary Compensation Table — Annual Bonus.”

(3)
Amounts in this column reflect amounts paid by the Company for healthcare premiums, 401(k) matching contributions, and life insurance premiums paid for the officer’s benefit.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE
We review compensation annually for all employees, including our named executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our Company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.
Our Compensation Committee has historically determined our executives’ compensation. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executives other than the chief executive officer. Based on those discussions and its discretion, our Compensation Committee then approves the compensation of each executive officer after discussions without members of management present.
Our Compensation Committee has engaged Willis Towers Watson, a compensation consultant, and reviewed Willis Towers Watson’s compensation data for executives at similarly sized medical device companies when determining executive compensation.
Annual Base Salary
We have entered into employment agreements with each of our named executive officers that established their initial base salaries and target bonus opportunities. These base salaries are reviewed periodically by our Compensation Committee. The following table presents the annual base salaries for each of our named executive officers for 2024, 2025, and 2026. The 2024 base salaries for Dr. Goodnow, Dr. Jain and Mr. Sullivan became effective on January 1, 2024, the 2025 base salaries became effective on January 1, 2025 and the 2026 base salaries became effective on January 1, 2026.

Name	2024 Base Salary ($)	% Increase	2025 Base Salary ($)	% Increase	2026 Base Salary ($)
Timothy T. Goodnow	613,000	3.6%	635,000	3.6%	658,000
Mukul Jain	492,960	3.7%	511,000	3.5%	529,000
Frederick (“Rick”) Sullivan			430,000	4.7%	450,000
Annual Bonus
We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his or her annual salary. The following table presents the annual target bonus opportunity, as a percentage of annual base salary, for each of our named executive officers for 2024 and 2025. In addition, in the case of outperformance on the corporate objectives, our named executive officers are eligible to receive a bonus above target.
Name	Target Bonus (as a % of Base Salary) (%) 2024	Target Bonus (as a % of Base Salary) (%) 2025
Timothy T. Goodnow	100	100
Mukul Jain	75	75
Frederick (“Rick”) Sullivan		50
For 2025, bonuses were based on our achievement of specified corporate goals, including financial performance objectives, regulatory milestones and product development goals. Based on the level of achievement, our Compensation Committee determined that we had achieved 100% of the corporate objectives, entitling each named executive officer to 100% of their target bonuses based on their respective 2025 base salaries.
The bonus amounts paid in respect of the achievement of the various corporate goals and objectives are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
Long-Term Incentives
Our 1997 stock option plan (the “1997 Plan”), authorized us, and the amended and restated 2015 equity incentive plan (the “2015 Plan”), authorizes us to make grants to eligible recipients of non-qualified stock options, and incentive stock options.
Prior to 2025, our Compensation Committee granted restricted stock units to our senior management in lieu of stock options in order to reduce the degree of dilution resulting from our equity awards.
In 2025, our Compensation Committee determined to grant a combination of restricted stock units and stock options to our named executive officers in order to provide greater alignment of interests with our stockholders. We set the option exercise price equal to 100% of the per-share fair market value of our common stock on the date of grant.
2025 Annual Equity Awards
2025 annual RSUs and options were granted to our named executive officers as follows:
Name	RSUs	Options
Timothy T. Goodnow	101,298	142,908
Mukul Jain	49,535	69,882
Frederick (“Rick”) Sullivan	34,675	48,918
These RSUs vest in eight equal installments with the first installment vesting on June 15, 2025 and the remaining RSUs vesting in six-month increments commencing on November 15, 2025, subject to the named executive officer’s continuous service as of the applicable vesting date.

These options vest in 48 equal monthly installments with the first installment vesting on June 23, 2025, subject to the named executive officer’s continuous service as of the applicable vesting date.
2024 Annual Equity Awards
2024 annual RSUs were granted to our named executive officers as follows:
Name	RSUs
Timothy T. Goodnow	227,678
Mukul Jain	110,221
These RSUs vest in eight equal installments with the first installment vesting on June 15, 2024 and the remaining RSUs vesting in six month increments commencing on November 15, 2024, subject to the named executive officer’s continuous service as of the applicable vesting date.
OUTSTANDING EQUITY AWARDS AT END OF FISCAL YEAR 2025
The following table shows for the fiscal year ended December 31, 2025, certain information regarding outstanding equity awards at fiscal year end for our named executive officers.
	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Options Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (h)
Timothy T. Goodnow	17,384	—	$59.40	4/11/2026	39,201(2)	$216,390
	37,501	—	$54.80	1/16/2027	113,839(3)	$628,391
	38,891	—	$52.40	2/1/2028	75,973(4)	$419,371
	40,001	—	$54.40	1/16/2029	—	—
	20,841	122,067	$10.10	5/23/2035	—	—
Mukul Jain	7,264	—	$59.40	4/12/2026	17,252(2)	$95,231
	15,712	—	$54.60	1/20/2027	55,110(3)	$304,207
	24,761	—	$52.40	2/1/2028	37,151(4)	$205,074
	26,751	—	$54.40	1/16/2029	—	—
	10,192	59,690	$10.10	5/23/2035	—	—
Frederick (“Rick”) Sullivan	7,134	41,784	$10.10	5/23/2035	389(5)	$2,147
	—	—	—	—	11,502(2)	$63,491
	—	—	—	—	33,400(3)	$184,368
	—	—	—	—	26,006(4)	$143,553

(1)
Based on the closing price of our common stock of $5.52 per share on December 31, 2025, the last trading day of 2025.

(2)
These RSUs vest in eight equal installments with the first installment vesting on June 15, 2023 and the remaining seven installments vesting in six month increments commencing on November 15, 2023, subject to the Reporting Person’s continuous service with the Issuer as of the applicable vesting date.

(3)
These RSUs vest in eight equal installments with the first installment vesting on June 15, 2024 and the remaining seven installments vesting in six month increments commencing on November 15, 2024, subject to the Reporting Person’s continuous service with the Issuer as of the applicable vesting date.

(4)
These RSUs vest in eight equal installments with the first installment vesting on June 15, 2025 and the remaining seven installments vesting in six month increments commencing on November 15, 2025, subject to the Reporting Person’s continuous service with the Issuer as of the applicable vesting date.

(5)
These RSUs vest in eight equal installments with the first installment vesting on November 15, 2022 and the remaining seven installments vesting in six month increments commencing on May 15, 2023, subject to the Reporting Person’s continuous service with the Issuer as of the applicable vesting date.

PAY VERSUS PERFORMANCE
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer pay. This disclosure is intended to comply with the requirements of Item 402(v) of Regulation S-K applicable to “smaller reporting companies.” For additional information about our pay for performance compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive Compensation” beginning on page 41.
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance metrics of the Company. The following table sets forth information concerning Compensation Actually Paid (“CAP”) to our principal executive officer (“PEO”) and our non-PEO named executive officers versus our total shareholder return, total revenue and net income (loss) performance results for the last three fiscal years. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO Named Executive Officers” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term CAP is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Executive Compensation” section above.
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return(5)	Total Revenue ($M)(6)	Net Income (Loss) ($M)(6)
2025	$3,347,959	$1,745,463	$1,668,882	$978,906	$26.80	$35.3	$(69.1)
2024	$3,317,418	$3,079,050	$1,576,816	$1,498,760	$19.60	$22.5	$(78.6)
2023	$3,589,760	$1,988,481	$1,549,150	$994,090	$21.35	$22.4	$(60.4)

(1)
The dollar amounts reported in this column are the amounts of total compensation reported for Timothy T. Goodnow (our PEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table.”

(2)
Represents the amount of CAP to our PEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the reported total compensation for each year to determine the CAP:

	2023	2024	2025
Summary Compensation Table Total	$3,589,760	$3,317,418	$3,347,959
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(a)	$(2,308,740)	$(2,045,000)	$(2,045,000)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Sock Awards Granted in Fiscal Year(b)	$1,340,885	$1,787,496	$1,093,181
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Year(b)	$(531,797)	(93,808)	(757,242)
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(b)	$540,729	$383,921	$323,969
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(b)	$(642,356)	$(270,979)	$(217,403)
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(b)	$—	$—	$—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—	$—
Compensation Actually Paid	$1,988,481	$3,079,050	$1,745,463

(a)
The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year.

(b)
In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our named executive officers were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. We approached the determination of fair value in the same way as we historically have determined fair value and fair values as of each measurement date were determined using valuation assumptions and methodologies (including expected term, volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant under US GAAP. See Note 15. Stock-Based Compensation in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025 for additional details.

(3)
This figure is the average of the total compensation paid to our named executive officers other than our PEO in each listed year, as shown in our Summary Compensation Table for such listed year. The names of the non-PEO named executive officers in each year are listed in the table below.

2023	2024	2025
Mukul Jain	Mukul Jain	Mukul Jain
Kenneth Horton	Kenneth Horton	Frederick (“Rick”) Sullivan

(4)
This figure is the average amount of CAP for our named executive officers other than our PEO in each listed year. CAP does not mean that these named executive officers were actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of Summary Compensation Table total compensation under the methodology prescribed under the SEC’s rules as shown in the table below, with the indicated figures showing an average of such figure for all named executive officers other than our PEO in each listed year.

	2023	2024	2025
Summary Compensation Table Total	$1,549,150	$1,576,816	$1,668,882
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(a)	$(795,923)	$(750,000)	$(850,000)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Sock Awards Granted in Fiscal Year(b)	$462,261	$655,561	$454,382
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Year(b)	$(179,561)	$(32,289)	$(290,111)
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(b)	$186,413	$140,802	$80,767
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(b)	$(228,250)	$(92,130)	$(85,013)
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(b)	$—	$—	$—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—	$—
Compensation Actually Paid	$994,090	$1,498,760	$978,906

(a)
The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year.

(b)
In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our named executive officers were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. We approached the determination of fair value in the same way as we historically have determined fair value and fair values as of each measurement date were determined using valuation assumptions and methodologies (including expected term, volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant under US GAAP. See Note 15. Stock-Based Compensation in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025 for additional details.

(5)
Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and reinvesting all dividends until the last day of each reported fiscal year.

(6)
The dollar amounts reported are the Company’s total revenue and net income (loss) reflected in the Company’s audited financial statements.

Description of Relationships Between Compensation Actually Paid and Performance
In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid Versus Total Shareholder Return
Compensation Actually Paid Versus Net Income
Compensation Actually Paid Versus Total Revenue

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.
POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS CLOSE IN TIME TO THE RELEASE OF MATERIAL NONPUBLIC INFORMATION
From time to time, the Company grants stock options to its employees, including the named executive officers. The Company generally approves the grant of annual long-term incentive awards, including any restricted stock units and stock options once each year. The Compensation Committee generally approves the grant of restricted stock units in the first half of each year. In addition, the Company awards equity to newly hired employees or special awards for recognition or retention purposes on a routine quarterly schedule. Non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board and annually at the same frequency as the awards issued to employees, respectively, pursuant to the Non-Employee Director Compensation Policy, as further described under the heading, “Director Compensation — Non-Employee Director Compensation” below. Option grants are made on the regular, predetermined grant dates regardless of whether there is any material nonpublic information (“MNPI”) about the Company on such dates, and such grant dates are not specifically timed in relation to the Company’s disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.
EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS
Below are descriptions of employment agreements that our named executive officers entered into with us or Senseonics, Incorporated.
Agreement with Dr. Goodnow
In July 2015, Senseonics, Incorporated entered into an amended and restated employment agreement with Dr. Goodnow that governs the terms of his employment with us. Pursuant to the agreement, Dr. Goodnow was originally entitled to an annual base salary of $365,791 and was originally eligible to receive an annual performance bonus of up to 50% of his base salary, as determined by our Board of Directors. If Dr. Goodnow’s employment is terminated by us without “cause” or if he resigns for “good reason” (each as defined in his employment agreement), he would be entitled to receive severance payments equal to continued payment of his base salary for 18 months, 100% of his target bonus, healthcare continuation coverage for up to 18 months, and reimbursement of expenses owed to him through the date of his termination. If Dr. Goodnow’s employment is terminated by us without cause or if he resigns for good reason, coincident with a change in control (as defined in his employment agreement), he would be entitled to the benefits described above, although he would be entitled to 150%, rather than 100% of his target bonus, and 50% of his then unvested equity awards would become fully vested. Additionally, if Dr. Goodnow’s employment is terminated by us or any successor entity without cause within 12 months following a change in control, then 100% of his then unvested equity awards shall become fully vested. Additionally, all of the options granted to Dr. Goodnow prior to our public offering in March 2016 will become fully vested upon a change in control.
Agreement with Dr. Jain
In July 2015, Senseonics, Incorporated entered into an amended and restated employment agreement with Dr. Jain, which was subsequently amended in April 2018, that governs the terms of his employment with us. Pursuant to the agreement as amended, Dr. Jain is entitled to an annual base salary of $376,000 subject to review and adjustment by the Board of Directors and is eligible to receive an annual performance bonus of up to 50% of his base salary, as determined by our Board of Directors. If Dr. Jain’s employment is terminated by us without “cause” or if he resigns for “good reason” (each as defined in his employment agreement), he would be entitled to receive severance payments equal to continued payment of his base salary for one year, a prorated portion of his target bonus for the year in which his service is terminated, healthcare continuation coverage for up to one year, and reimbursement of expenses owed to him through the date of his termination. If Dr. Jain’s employment is terminated by us without cause or if he resigns for good reason, coincident with a change in control (as defined in his employment agreement), he would be entitled to the benefits described above, although in lieu of the bonus described above, he would be entitled to 125% of his target bonus, and 50% of his then unvested equity awards would become fully vested. Additionally, if Dr. Jain’s employment is terminated by us or any successor entity without cause within 12 months following a change in control, then 100% of his then unvested equity awards would become fully vested. Additionally, all of the options granted to Dr. Jain prior to our public offering in March 2016 will become fully vested upon a change in control.
Agreement with Mr. Sullivan
In October 2020, Senseonics, Incorporated entered into an employment agreement with Mr. Sullivan, which was subsequently amended in September 2022, that governs the terms of his employment with us. Pursuant to the agreement as amended, Mr. Sullivan is entitled to an annual base salary of $370,000 subject to review and adjustment by the Board of Directors and is eligible to receive an annual performance bonus of up to 50% of his base salary, as determined by our Board of Directors. If Mr. Sullivan employment is terminated by us without “cause” or if he resigns for “good reason” (each as defined in his employment agreement), he would be entitled to receive severance payments equal to continued payment of his base salary for one year, a prorated portion of his target bonus for the year in which his service is terminated, healthcare continuation coverage for up to one year, and reimbursement of expenses owed to him through the date of his termination. If Mr. Sullivan’s employment is terminated by us without cause or if he resigns for good reason, coincident with a change in control (as defined in his employment agreement), he would be entitled to the benefits described above. Additionally, if Mr. Sullivan’s employment is terminated by us or any successor entity without cause within 12 months following a change in control, then 100% of his then unvested equity awards would become fully vested.
401(K) PLAN
We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the U.S. Internal Revenue Code of 1986, as amended, so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute a portion of his or her pre-tax compensation, up to the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following specified procedures. We currently make a 50% matching contribution up to 6% to our 401(k) plan.
DIRECTOR COMPENSATION
Non-Employee Director Compensation
Our Board of Directors has approved a non-employee director compensation policy pursuant to which we pay each of our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. The chairman of each committee receives a higher retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our Board of Directors. The compensation payable under the compensation policy has been determined based upon market data of comparable companies and recommendations presented by Willis Towers Watson. The cash retainers paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member are as follows:

	Member Annual Service Retainer	Chairman Additional Annual Service Retainer
Board of Directors	$40,000	$35,000
Audit Committee	10,000	10,000
Compensation Committee	6,500	7,500
Nominating and Corporate Governance Committee	5,000	5,000
Our non-employee director compensation policy permits non-employee directors to elect to receive all or a portion of the annual cash compensation in the form of shares of our common stock.
In addition, under our non-employee director compensation policy, each non-employee director elected to our Board of Directors is entitled to receive an equity award with a grant date fair value of $225,000 in the form of an RSU grant or stock option, at the election of the Compensation Committee. In the case of stock options, such options will vest monthly over a three-year period, subject to the non-employee director’s continued service as a director through each applicable vesting date. In the case of an RSU award, the award will vest annually in three installments, subject to the non-employee director’s continued service as a director through each applicable vesting date.
Further, on the date of each annual meeting of stockholders, each non-employee director that continues to serve as a non-employee member on our Board of Directors will receive an equity award with a grant date fair value of $112,500 in the form of an RSU grant or stock option, at the election of the Compensation Committee. The shares subject to each such award will vest on the one-year anniversary of the grant date, subject to the director’s continued service as a non-employee director through each applicable vesting date. In the case of stock options, the exercise price of these options will equal the fair market value of our common stock on the date of grant. This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
Director Compensation Table
The following table sets forth information regarding compensation earned during the year ended December 31, 2025 by our non-employee directors for service on the Board of Directors from January 1, 2025 to December 31, 2025. Timothy T. Goodnow, our President and Chief Executive Officer, and Francine R. Kaufman, our Chief Medical Officer, also served on our Board of Directors, but did not receive any additional compensation for their service as directors and therefore are not included in the table below. The compensation of Dr. Goodnow as a named executive officer is set forth above under “Executive Compensation — Summary Compensation Table.”
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Stephen P. DeFalco(3)	$95,000	$118,172	$213,172
Edward J. Fiorentino(4)	$56,500	$118,172	$174,672
Douglas S. Prince(5)	$65,000	$118,172	$183,172
Douglas A. Roeder(6)	$59,000	$118,172	$177,172
Steven Edelman(7)	$51,500	$118,172	$169,672
Anthony Raab(8)	$10,000	—	$10,000
Brian Hansen(9)	—	—	—
Sharon Larkin(10)	$46,500	$118,172	$164,672
Koichiro Sato(11)	—	—	—

(1)
In 2025, we granted Messrs. Fiorentino, Prince, Edelman and Roeder fully vested restricted stock units covering an aggregate of 5,751, 3,308, 5,242 and 6,006 shares of common stock, respectively, in lieu of an aggregate quarterly retainer fees of $56,500, $32,500, $51,500 and $59,000, respectively.

(2)
Each non-employee director serving at the time of our 2025 Annual Meeting of Stockholders, with the exception of Messrs. Rab, Hansen and Sato, received 5,570 RSUs under our non-employee director compensation policy, with such RSUs vesting in full on the earlier of May 21, 2026 or the Annual Meeting, subject to the director’s continuous service through such vesting date. The amounts in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the full grant date fair value for stock award granted during the year as measured pursuant to ASC Topic 718 as stock-based compensation in our consolidated financial statements. Unlike the calculations contained in our consolidated financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting but assumes that the director will perform the requisite service for the award to vest in full. The assumptions we used in valuing stock awards are described in Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(3)
As of December 31, 2025, this director held 5,570 RSUs and options to purchase 23,925 shares of our common stock.

(4)
As of December 31, 2025, this director held 5,570 RSUs and options to purchase 23,925 shares of our common stock.

(5)
As of December 31, 2025, this director held 5,570 RSUs and options to purchase 23,925 shares of our common stock.

(6)
As of December 31, 2025, this director held 5,570 RSUs and options to purchase 13,137 shares of our common stock.

(7)
As of December 31, 2025, this director held 5,570 RSUs and options to purchase 25,923 shares of our common stock.

(8)
As of December 31, 2025, this director held no RSUs and no options to purchase shares of our common stock.

(9)
In light of his relationship with Ascensia Diabetes Care in 2025, Mr. Hansen elected not to accept compensation for his service on the Board of Directors. In May 2025, Mr. Hansen received (a) a RSU grant for 42,104 shares of common stock and (b) a stock option to purchase 59,399 shares of common stock in advance of his appointment as the Company’s Chief Commercial Officer.

(10)
As of December 31, 2025, this director held 5,570 RSUs and options to purchase 7,862 shares of our common stock.

(11)
In light of his employment relationship with PHC Holdings Corporation at the time, Mr. Sato elected not to accept compensation for his service on the Board of Directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2025:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	2,364,911(2)	$13.46	2,944,014
Equity compensation plans not approved by security holders	231,539(4)	$11.09	342,253(5)
Total	2,596,450	$13.25	3,286,267

(1)
The Company grants full value restricted stock units annually which skew the weighted-average exercise price down since there is no strike price. Excluding restricted stock units, the Company had 1,285,677 securities issued from plans approved by security holders, comprised of stock options, with a weighted-average exercise price of $24.75. The Company had 228,414 securities issued from plans not approved by security holders, comprised of stock options, with a weighted-average exercise price of $11.31. In total between approved and unapproved plans, the Company had 1,514,091 securities, comprised of stock options, with a weighted-average exercise price of $21.67.
(2)
Consists of 0 shares outstanding under the 1997 Plan and 2,364,911 shares outstanding under the 2015 Plan.

(3)
Consists of 1,539,625 shares available under the 2015 Plan and 1,404,389 shares available under the 2016 Employee Stock Purchase Plan (the “2016 ESPP”). On January 1 of each year, the number of shares reserved under the 2015 Plan and 2016 ESPP is automatically increased by 3.5% and 1%, respectively, of the total number of shares of common stock that are outstanding at that time, or a lesser number of shares as may be determined by our Board of Directors. As of December 31, 2025, 41,265,778 shares of the Company’s common stock were outstanding. Therefore, an additional 1,444,302 and 412,658 shares were added to the number of available shares under the 2015 Plan and the 2016 ESPP, respectively, in each case effective January 1, 2026.

(4)
Consists of 46,917 shares issuable pursuant to outstanding awards under our Inducement Plan that was adopted May 30, 2019; and 184,622 shares issuable pursuant to outstanding awards under the 2023 Commercial Equity Plan. The Inducement Plan and 2023 Commercial Equity Plan were adopted without the approval of the Company’s stockholders. Descriptions of the Inducement Plan and the 2023 Commercial Equity Plan are contained in Note 15 of the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

(5)
Consists of 46,917 shares available under our Inducement Plan and 184,622 shares available under the 2023 Commercial Equity Plan.

TRANSACTIONS WITH RELATED PERSONS
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
We have adopted a related party transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related party transactions. For purposes of our policy only, a related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related party are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related party is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related party transaction, including any transaction that was not a related party transaction when originally consummated or any transaction that was not initially identified as a related party transaction prior to consummation, our management must present information regarding the related party transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related parties, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related party transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including:
•
the risks, costs and benefits to us;

•
the impact on a director’s independence in the event that the related party is a director, immediate family member of a director or an entity with which a director is affiliated;

•
the availability of other sources for comparable services or products; and

•
the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related party transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.
CERTAIN RELATED PARTY TRANSACTIONS
Except as described below, there have been no transactions since January 1, 2024 to which we have been a participant in which the amount involved exceeded or will exceed $120,000 (which is less than one percent of the average of our total assets at year-end for the last two completed fiscal years) and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Non-Employee Director Compensation.”
Amended and Restated Collaboration and Commercialization Agreement with Ascensia
As previously reported, in 2020, we entered into a collaboration and commercialization agreement (the “Commercialization Agreement”), with Ascensia, an affiliate of PHC, which beneficially owns greater than 5% of our common stock. As previously reported, in 2025, we entered into an Amended and Restated Collaboration and Commercialization Agreement (the “A&R Commercialization Agreement”), which amended and restated the Commercialization Agreement.
Pursuant to the A&R Commercialization Agreement, we terminated Ascensia’s right to market Eversense products in the U.S. and rendered Ascensia’s right to market Eversense® products in Italy, Germany, Spain and Sweden (the “European Territories”) non-exclusive. We also entered into a master asset purchase agreement (the “Master Asset Purchase Agreement”), pursuant to which, among other things, we acquired Ascensia’s, right, title and interest in and to certain assets related to its marketing, selling and distribution of the Eversense product in the United States effective January 1, 2026. The Master Asset Purchase Agreement also contemplated the negotiation and execution of a series of local asset purchase agreements, entered into March 2026 by and among the Company and Ascensia, providing for our acquisition of certain additional assets related to Ascensia’s commercial Eversense activities in the European Territories.
Net revenue from the Company’s distribution arrangement with Ascensia accounted for 53% and 82% of total net revenues for the years ended December 31, 2025 and 2024, respectively.
At December 31, 2025, we had commissions due to Ascensia in the amount of $3.7 million. At December 31, 2025, the amount due from Ascensia was $5.3 million.
Other transactions with Ascensia
We purchase certain medical supplies from Ascensia for our clinical trials. We paid Ascensia less than $0.1 million for the years ended December 31, 2025 and 2024 under this arrangement.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations from certain reporting persons received by the Company during the year ended December 31, 2025, we believe that our executive officers, directors and greater than 10% beneficial owners have complied with all applicable filing requirements, except that Brian Hansen filed a single Form 4 one day late due to an administrative oversight.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Notices of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to Senseonics Holdings, Inc., Attn: Corporate Secretary, 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
Rick Sullivan
Secretary
Dated: April 6, 2026
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to: Corporate Secretary, Senseonics Holdings, Inc., 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005.

APPENDIX A
CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SENSEONICS HOLDINGS, INC.
Senseonics Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
FIRST:   The name of the corporation is Senseonics Holdings, Inc. (the “Company”).
SECOND:   The Company’s original Certificate of Incorporation was filed with the Delaware Secretary of State on December 4, 2015. The Company’s Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on March 22, 2016, and amended by the Certificate of Amendment filed with the Delaware Secretary of State on June 5, 2018, the Certificate of Amendment filed with the Delaware Secretary of State on October 26, 2020, the Certificate of Amendment filed with the Delaware Secretary of State on May 22, 2024 and the Certificate of Amendment filed with the Delaware Secretary of State on October 16, 2025 (the “Certificate”).
THIRD:   The Board and the Company’s stockholders, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions approving the following amendments to the Certificate:
The second sentence of Article IV of the Certificate is deleted and replaced in its entirety with:
“The total number of shares of all classes of capital stock which the Company shall have authority to issue is one hundred forty five million (145,000,000) shares, of which one hundred forty million (140,000,000) shares shall be Common Stock (the “Common Stock”), each having a par value of one-tenth of one cent ($0.001), and five million (5,000,000) shares shall be Preferred Stock (the “Preferred Stock”), each having a par value of one-tenth of one cent ($0.001).”
Fourth:   The foregoing amendment to the Certificate of Incorporation was duly approved by the Board.
Fifth:   Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.
Sixth:   This amendment to the Certificate of Incorporation shall be effective on and as of the effective time of p.m., Eastern Time,           2026.
[SIGNATURE PAGE FOLLOWS]

A-1

In Witness Whereof, Senseonics Holdings, Inc. has caused this Certificate of Amendment to be executed by its President and Chief Executive Officer as of           , 2026.
By: Timothy T. Goodnow, Ph.D. President and Chief Executive Officer

A-2

APPENDIX B
Senseonics Holdings, Inc.
2026 Equity Incentive Plan
1.
General.

(a)   Successor to and Continuation of Prior Plans.   The Plan is the successor to and continuation of the Company’s Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”) and the Company’s 2023 Commercial Equity Plan (the “2023 Plan”, and together with the 2015 Plan, the “Prior Plans”). As of the Effective Date, (i) no additional awards may be granted under the Prior Plans; (ii) any Returning Shares will become available for issuance pursuant to Awards granted under this Plan; and (iii) all outstanding awards granted under a Prior Plan will remain subject to the terms of the applicable Prior Plan (except to the extent such outstanding awards result in Returning Shares that become available for issuance pursuant to Awards granted under this Plan). All Awards granted under this Plan will be subject to the terms of this Plan.
(b)   Eligible Award Recipients.   Subject to Section 4, Employees, Directors and Consultants are eligible to receive Awards.
(c)   Available Awards.   The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Awards; and (vii) Other Awards.
(d)   Plan Purpose.   The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.
2.
Administration.

(a)   Administration by Board.   The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)   Powers of Board.   The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)   To determine from time to time: (A) which of the persons eligible under the Plan will be granted Awards; (B) when and how each Award will be granted; (C) what type or combination of types of Awards will be granted; (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; (F) the Fair Market Value applicable to an Award; and (G) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.
(ii)   To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.
(iii)   To settle all controversies regarding the Plan and Awards granted under it.
(iv)   To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued in settlement thereof), notwithstanding the provisions in the Award Agreement stating the time at which it may be exercised or during which it will vest.
(v)   To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock, including any Corporate Transaction, for reasons of administrative convenience.
(vi)   To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
(vii)   To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (A) the Company requests the consent of the affected Participant and (B) such Participant consents in writing.
(viii)   To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.
(ix)   To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing.
(x)   Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(xi)   To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or to take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are non-U.S. nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant non-U.S. jurisdiction).
(c)   Delegation to Committee.
(i)   General.   The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board and each Committee may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii)   Rule 16b-3 Compliance.   The Committee may consist solely of two or more Non-Employee Directors in accordance with Rule 16b-3.
(iii)   Delegation to Other Person or Body.   The Board or any Committee may delegate to one (1) or more persons or bodies the authority to do one or more of the following to the extent permitted by Applicable Law: (1) designate recipients, other than Officers, of Awards, provided that no person or body may be delegated authority to grant an Award to themselves (2) determine the number of shares of Common Stock subject to such Awards; and (3) determine the terms of such Awards; provided, however, that the Board or Committee action regarding such delegation will fix the terms of such delegation in accordance with Applicable Law, including without limitation Sections 152 and 157 of the Delaware General Corporation Law. Unless provided otherwise in the Board or Committee action regarding such delegation, each Award granted pursuant to this section will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, with any modifications necessary to incorporate or reflect the terms of such Award. Notwithstanding anything to the contrary in this Section 2(c), neither the Board nor any Committee may delegate to any person or body (who is not a Director or that is not comprised solely of Directors, respectively) the authority to determine the Fair Market Value pursuant to Section 14(w)(ii) below.
(d)   Effect of Board’s Decision.   All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(e)   Cancellation and Re-Grant of Awards.   Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR or (ii) cancel any outstanding Option or SAR that has an exercise or strike price (per share) greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event.
(f)   Minimum Vesting Requirements.   No Award may vest (or, if applicable, be exercisable) until at least 12 months following the date of grant of the Award (excluding, for this purpose, (i) any Acquisition Award and (ii) any Award granted to a Non-Employee Director that vests (or, if applicable, becomes exercisable) on the earlier of the first anniversary of the date of grant or the Company’s next annual meeting of stockholders); provided, however, that shares of Common Stock up to 5% of the Share Reserve (as defined in Section 3(a)(i)) may be issued pursuant to Awards that do not meet such vesting (and, if applicable, exercisability) requirements.
(g)   Dividends and Dividend Equivalents.   Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares subject to Options or Stock Appreciation Rights, (ii) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iv) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.
3.
Shares Subject to the Plan.

(a)   Share Reserve.
(i)   Subject to Section 3(a)(ii) and Section 10(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards from and after the Effective Date will not exceed (A) 4,643,618 shares (which number is the sum of (I) 3,009,371 shares remaining available for issuance under the 2015 Plan as of the Effective Date, (II) 334,247 shares remaining available for issuance under the 2023 Plan as of the Effective Date, and (III) 1,300,000 shares that were approved at the Company’s 2026 Annual Meeting of Stockholders), plus (B) the Returning Shares, if any, as such shares become available for issuance under the Plan from time to time (such aggregate number of shares described in (A) and (B), the “Share Reserve”).
(ii)   For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Awards except as provided in Section 7(a). Shares may be issued subject to Awards in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company

Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule (each, an “Acquisition Award”), and such issuance will not reduce the number of shares available for issuance under the Plan.
(b)   Operation of Share Reserve.
(i)   No Reduction to Share Reserve.   The Share Reserve will not be reduced by any of the following shares of Common Stock and such shares will remain available for issuance under the Plan: (A) any shares subject to an Award that are not issued because such Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Award having been issued; and (B) any shares subject to an Award that are not issued because such Award or any portion thereof is settled in cash.
(ii)   Shares Available for Subsequent Issuance.   Any shares of Common Stock issued pursuant to an Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares will revert to the Share Reserve and become available again for issuance under the Plan.
(iii)   Shares Not Available for Subsequent Issuance.   The following shares of Common Stock subject to Awards granted under the Plan will not revert to the Share Reserve or become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an Award (including any shares subject to such Award that are not delivered because such Award is exercised through a reduction of shares subject to such Award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an Award; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of an Award; and (D) in the event that a Stock Appreciation Right granted under the Plan is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such Award.
(c)   Incentive Stock Option Limit.   Subject to the Share Reserve and Section 10(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 18,000,000 shares.
(d)   Non-Employee Director Compensation Limit.   The aggregate value of all compensation paid or granted, as applicable, by the Company to any individual for service as a Non-Employee Director with respect to any fiscal year of the Company, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed $750,000 in total value, or in the event such Non-Employee Director is first appointed or elected to the Board during such fiscal year, $1,000,000 in total value, in each case calculating the value of any equity-based awards based on the grant date fair value of such awards for financial reporting purposes.
(e)   Source of Shares.   The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
4.
Eligibility.

(a)   Eligibility for Specific Awards.   Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.
(b)   Ten Percent Stockholders.   A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price (per share) of such Option is at least 110% of the Fair Market Value of the

Common Stock on the date of grant of such Option and the Option is not exercisable after the expiration of five years from the date of grant.
5.
Provisions Relating to Options and Stock Appreciation Rights.

Each Award Agreement with respect to an Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The terms and conditions of separate Award Agreements with respect to Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a)   Term.   Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Agreement.
(b)   Exercise or Strike Price.   Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price (per share) of each Option or SAR will not be less than 100% of the Fair Market Value of the Common Stock on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price (per share) less than 100% of the Fair Market Value of the Common Stock on the date the Award is granted if such Award is granted pursuant to an assumption of, or substitution for, another option or stock appreciation right pursuant to a Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c)   Payment of Exercise Price for Options.   The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board in its sole discretion, by one or more of the methods of payment set forth below that are specified in the applicable Award Agreement. The Board has the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to utilize certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment.
(i)   By cash (including electronic funds transfers), check, bank draft or money order payable to the Company;
(ii)   Pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)   By delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv)   If an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v)   In any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)   Exercise and Payment of a SAR.   To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will not be greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in the form of Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the applicable Award Agreement.
(e)   Transferability of Options and SARs.   The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the restrictions set forth in this Section 5(e) on the transferability of Options and SARs will apply. Notwithstanding the foregoing or anything in the Plan or an Award Agreement to the contrary, no Option or SAR may be transferred to any financial institution without prior stockholder approval.
(i)   Restrictions on Transfer.   An Option or SAR will not be transferable, except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. Subject to the foregoing paragraph, the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon a Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.
(ii)   Domestic Relations Orders.   Notwithstanding the foregoing, subject to execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii)   Beneficiary Designation.   Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of Applicable Laws.
(f)   Vesting.   Subject to Section 2(f), the Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.
(g)   Termination of Continuous Service for Cause.   Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.
(h)   Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause.   Subject to Section 5(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 5(a)):
(i)   three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);
(ii)   12 months following the date of such termination if such termination is due to the Participant’s Disability;
(iii)   18 months following the date of such termination if such termination is due to the Participant’s death; or
(iv)   18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).
Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.
(i)   Restrictions on Exercise; Extension of Termination Date.   A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability) and, at any time during the last thirty (30) days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s insider trading policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the Post-Termination Exercise Period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during the extended Post-Termination Exercise Period, generally without limitation to the maximum number of extensions; provided, that in no event may such Award be exercised after the expiration of its maximum term as set forth in the applicable Award Agreement.
(j)   Non-Exempt Employees.   If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although subject to Section 2(f), the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Transaction, or (iii) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another written agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s or Affiliate’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(j) will apply to all Awards and are hereby incorporated by reference into such Award Agreements.
6.
Provisions of Awards Other than Options and SARs.

(a)   Restricted Stock Awards.   Each Award Agreement with respect to a Restricted Stock Award will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of separate Award Agreements with respect to Restricted Stock Awards need not be identical; provided, however, that each such Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(i)   Consideration.   A Restricted Stock Award may be awarded in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under Applicable Law.
(ii)   Vesting.   Shares of Common Stock awarded under a Restricted Stock Award may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Board, subject to Section 2(f).
(iii)   Termination of Continuous Service.   If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of such termination under the terms of the applicable Award Agreement.
(b)   Restricted Stock Unit Awards.   Each Award Agreement with respect to a grant of a Restricted Stock Unit Award will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of separate Award Agreements with respect to Restricted Stock Unit Awards need not be identical; provided, however, that each such Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(i)   Consideration.   At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under Applicable Law.
(ii)   Vesting.   At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate, subject to Section 2(f).
(iii)   Payment.   A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Award Agreement.
(iv)   Additional Restrictions.   At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to the Restricted Stock Unit Award to a time after the vesting of the Restricted Stock Unit Award.
(v)   Termination of Continuous Service.   Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a

Participant’s Continuous Service terminates, any portion of the Participant’s Restricted Stock Unit Award that has not vested as of the date of such termination will be forfeited upon such termination.
(c)   Performance Awards.   With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board, in its sole discretion. The Board retains the discretion to (i) reduce or eliminate the compensation or economic benefit due upon the attainment of any Performance Goals on the basis of any considerations as the Board, in its sole discretion, may determine and (ii) define the manner of calculating the Performance Criteria it selects to use for a Performance Period.
(d)   Other Awards.   Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of Fair Market Value at the time of grant) may be granted either alone or in addition to Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards, and all other terms and conditions of such Other Awards.
7.
Covenants of the Company.

(a)   Availability of Shares.   The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.
(b)   Securities Law Compliance.   A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
(c)   No Obligation to Notify or Minimize Taxes.   The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
8.
Tax Withholding.

(a)   Withholding Authorization.   As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate arrangements to satisfy, any Tax-Related Item withholding obligations, if any, of the Company and/or an Affiliate that arise in connection with the grant, vesting, exercise or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.
(b)   Satisfaction of Withholding Obligation.   To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any Tax-Related Item withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common

Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (vi) allowing the Participant to enter into a “same day sale” commitment with a broker-dealer (including, without limitation, a commitment under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act); or (vii) by such other method as may be set forth in the Award Agreement.
(c)   No Obligation to Notify or Minimize Taxes; No Liability to Claims.   Except as required by Applicable Law, the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.
(d)   Withholding Indemnification.   The Company and/or its Affiliate may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in a Participant’s jurisdiction. In the event of overwithholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock) or, if not refunded, the Participant may seek a refund from the local tax authorities. In the event of underwithholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or its Affiliate. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount. Further, if the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Participant will be deemed to have been issued the full number of shares subject to the Award, notwithstanding that a number of the shares is held back solely for the purpose of paying the Tax-Related Items.
9.
Miscellaneous.

(a)   Use of Proceeds from Sales of Common Stock.   Proceeds from the sale of shares of Common Stock issued pursuant to Awards will constitute general funds of the Company.
(b)   Corporate Action Constituting Grant of Awards.   Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(c)   Stockholder Rights.   No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
(d)   No Employment or Other Service Rights.   Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, or (iii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, and any applicable provisions of the corporate law of the U.S. state or non-U.S. jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.
(e)   Change in Time Commitment.   In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee and has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(f)   Incentive Stock Option $100,000 Limitation.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Award Agreement(s).
(g)   Investment Assurances.   The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h)   Electronic Delivery.   Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan’s administrator or another third party selected by the Plan’s administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(i)   Effect on Other Employee Benefit Plans.   The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
(j)   Deferrals.   To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company or an Affiliate. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with Applicable Law.
(k)   Section 409A.   Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance with Section 409A of the Code, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount under such Award that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six-month period elapses, with the balance paid thereafter on the original schedule.
(l)   Clawback/Recovery.   All Awards granted under the Plan will be subject to recoupment in accordance with the following, as applicable: (i) the Senseonics Holdings, Inc. Incentive Compensation Recoupment Policy; (ii) any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law; and (iii) any other clawback policy that the Company adopts and maintains from time to time. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No clawback, recovery or recoupment of compensation pursuant to any such policy or Award Agreement will be deemed an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.
(m)   Transfer or Assignment of Awards; Issued Shares.   Except as expressly provided in the Plan or in an Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of a Restricted Stock Award and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of any insider trading policy, any other policy of the Company or an Affiliate, any other written agreement between a Participant and the Company or an Affiliate, and Applicable Law. Notwithstanding anything in the Plan or an Award Agreement to the contrary, no Award may be transferred to any financial institution without prior stockholder approval.
(n)   Severability.   If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
10.
Adjustments upon Changes in Common Stock; Other Corporate Events.

(a)   Capitalization Adjustments.   In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Awards. The Board will make such adjustments and its determination will be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board will determine an appropriate equivalent benefit, if any, for fractional shares or rights to fractional shares that might be created by the adjustments referred to in this Section 10(a).
(b)   Dissolution or Liquidation.   Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a dissolution or liquidation of the Company (except for a liquidation into a parent corporation), all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to a forfeiture condition or the Company’s right of repurchase may be reacquired or repurchased by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service; provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to forfeiture or repurchase (to the extent such Awards have no previously expired or terminated before the dissolution or liquidation is completed but contingent upon its completion).
(c)   Transactions.   The provisions of this Section 10(c) will apply to each outstanding Award in the event of a Transaction unless otherwise provided in the instrument evidencing the Award, in any other written agreement between a Participant and the Company or an Affiliate, or in any director compensation policy of the Company.
(i)   Awards May Be Assumed.   In the event of a Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all outstanding Awards or may substitute similar awards for any or all outstanding Awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to any outstanding Awards may be assigned by the Company to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company). For clarity, in the event of a Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may choose to assume or continue only a portion of an outstanding Award, to substitute a similar award for only a portion of an outstanding Award, or to assume or continue, or substitute similar awards for, the outstanding Awards held by some, but not all, Participants. The terms of any such assumption, continuation or substitution will be set by the Board.
(ii)   Awards Held by Current Participants.   In the event of a Transaction in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Awards, or substitute similar awards for outstanding Awards, then with respect to any such Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Transaction (referred to as the “Current Participants”), the vesting (and exercisability, if applicable) of such Awards will be accelerated in full to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Transaction), and such Awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Board, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the closing or completion of the Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Transaction or such later date as required to comply with Section 409A of the Code.
(iii)   Awards Held by Participants other than Current Participants.   In the event of a Transaction in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Awards, or substitute similar awards for outstanding Awards, then with respect to any such Awards that have not been assumed, continued or substituted and that are held by Participants other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Board; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Transaction.
(iv)   Payment for Awards in Lieu of Exercise.   Notwithstanding the foregoing, in the event any outstanding Award held by a Participant will terminate if not exercised prior to the effective time of a Transaction, the Board may provide that the Participant may not exercise such Award but instead will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of such Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by the Participant in connection with such exercise. For clarity, such payment may be zero if the value of such property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.
(d)   Appointment of Stockholder Representative.   As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.
(e)   No Restriction on Right to Undertake Transactions.   The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any Change in Control, any Transaction, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(f)   Change in Control.   Unless otherwise provided in the Award Agreement evidencing an Award, in any other written agreement between a Participant and the Company or an Affiliate, in any director compensation policy of the Company or as may otherwise be determined by the Board in its sole discretion, an Award will not be subject to additional acceleration of vesting and exercisability upon or after a Change in Control.
(g)   Parachute Payments.   Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if any payment or benefit the Participant would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, the reduction will be accomplished in accordance with Section 409A of the Code and the following: first by reducing, on a pro rata basis, cash Payments that are exempt from Section 409A of the Code; second by reducing, on a pro rata basis, other cash Payments; and third by forfeiting any equity-based awards that vest and become payable, starting with the most recent equity-based awards that vest, to the extent necessary to accomplish such reduction. The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control will perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company will appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder will provide its calculations, together with detailed supporting documentation, to the Participant and the Company within 15 calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Participant or the Company) or such other time as reasonably requested by the Participant or the Company. Any good faith determinations of the accounting firm made hereunder will be final, binding and conclusive upon the Participant and the Company.
11.   Termination or Suspension of the Plan.
(a)   Termination or Suspension.   The Board may suspend or terminate the Plan at any time. No Incentive Stock Option may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board or Committee, and (ii) the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b)   No Impairment of Rights.   Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(ix)) or an Award Agreement.

12.   Effective Date of Plan.
The Plan will be effective as of May 20, 2026, which is the date of the 2026 Annual Meeting of Stockholders of the Company, provided that this Plan is approved by the Company’s stockholders at such meeting (the “Effective Date”).
13.   Choice of Law.
The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
14.   Definitions.   As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)   “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(b)   “Applicable Law” means the Code and any applicable U.S. and non-U.S. securities, exchange control, tax, federal, state, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).
(c)   “Award” means an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or any Other Award.
(d)   “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(e)   “Board” means the Board of Directors of the Company.
(f)   “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(g)   “Cause” will have the meaning ascribed to such term in any written agreement between a Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; (v) such Participant’s violation of a Company policy; or (vi) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h)   “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)   any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)   there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)   there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition;
(iv)   the complete dissolution or liquidation of the Company, except for a liquidation into a parent corporation; or
(v)   individuals who, on the Effective Date, are members of the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the Incumbent Directors then still in office, such new member will, for purposes of this Plan, be considered as an Incumbent Director; provided, however, that, for this purpose, no individual initially elected or nominated as a member of the Board as a result of an actual or threatened election contest with respect to Board membership or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between a Participant and the Company or an Affiliate will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur.
If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.
(i)   “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(j)   “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(k)   “Common Stock” means the common stock of the Company.
(l)   “Company” means Senseonics Holdings, Inc., a Delaware corporation.
(m)   “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(n)   “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant, or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s or Affiliate’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(o)   “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)   a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)   a sale or other disposition of at least 50% of the outstanding securities of the Company;
(iii)   the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)   the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
If required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Corporate Transaction” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.
(p)   “Director” means a member of the Board.
(q)   “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(r)   “Effective Date” has the meaning set forth in Section 12 of the Plan.
(s)   “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(t)   “Entity” means a corporation, partnership, limited liability company or other entity.
(u)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(v)   “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(w)   “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)   Unless otherwise provided by the Board, if the Common Stock is listed on any established stock exchange or traded on any established market, then the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)   Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value of a share of Common Stock will be the closing sales price for such stock on the last preceding date for which such quotation exists.

(iii)   In the absence of such markets for the Common Stock, the Fair Market Value of a share of Common Stock will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(x)   “Governmental Body” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (iv) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).
(y)   “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(z)   “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option or SAR that may be exercised; (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.
(aa)   “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(bb)   “Nonstatutory Stock Option” means an option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.
(cc)   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(dd)   “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(ee)   “Other Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(ff)   “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(gg)   “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(hh)   “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain

Performance Goals and which is granted under the terms and conditions of Section 6(c) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.
(ii)   “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following, as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and legal settlements; earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; cash balance; cash burn; cash collections; share price performance; debt reduction; implementation or completion of projects or processes (including, without limitation, clinical trial initiation, new and supplemental indications for existing products, and product supply); stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; growth of net income or operating income; billings; bookings; employee retention; initiation of phases of clinical trials and/or studies by specific dates; acquisition of new customers, including institutional accounts; customer retention and/or repeat order rate; number of institutional customer accounts; budget management; improvements in sample and test processing times; regulatory milestones; progress of internal research or clinical programs; progress of partnered programs; partner satisfaction; milestones related to samples received and/or tests run; expansion of sales in additional geographies or markets; research progress, including the development of programs; patient samples processed and billed; sample processing operating metrics (including, without limitation, failure rate maximums and reduction of repeat rates); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); and other measures of performance selected by the Board.
(jj)   “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless otherwise specified by the Board (i) in the Award Agreement at the time an Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board may establish or provide for other adjustment items in the Award Agreement at the time the Award is granted or in such other document setting forth the Performance Goals at the time the Performance Goals are established. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Award.
(kk)   “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(ll)   “Plan” means this 2026 Equity Incentive Plan, as amended from time to time.
(mm)   “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 5(h).
(nn)   “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(oo)   “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(pp)   “Returning Shares” means shares subject to outstanding stock awards granted under a Prior Plan that, following the Effective Date, would have returned to the share reserve of such Prior Plan under the terms of such Prior Plan.
(qq)   “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(rr)   “Rule 405” means Rule 405 promulgated under the Securities Act.
(ss)   “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(tt)   “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(uu)   “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(vv)   “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan and legally applicable or deemed applicable to the Participant.
(ww)   “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
(xx)   “Transaction” means a Corporate Transaction or a Change in Control.

SENSEONICS HOLDINGS, INC. 20451 SENECA MEADOWS PARKWAY GERMANTOWN, MARYLAND 20876-7005 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/19/2026 for shares held directly and by 11:59 P.M. ET on 05/17/2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SENS2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/19/2026 for shares held directly and by 11:59 P.M. ET on 05/17/2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Investor
Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567 234567 234567 NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # → SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE1OF2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY 1. To elect the three nominees of the Board of Directors, to the Board of Directors to hold office until the 2029 Annual Meeting of Stockholders. Nominees For Withhold The Board of Directors recommends you vote FOR proposals 4, 5 and 6. ForAgainstAbstain 1a. Timothy T. Goodnow 1b. Francine R. Kaufman 0 0 0 0 4.To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as independent registered public accounting firm, or auditors, for the fiscal year ending December 31, 2026. 0 0 0 1c. Sharon Larkin The Board of Directors recommends you vote FOR 0 0 5.To approve an amendment to the Company's amended and restated certificate of incorporation (the "Certificate of Incorporation") to increase the authorized 0 0 0 the following proposal: ForAgainstAbstain number of shares of common stock from 70,000,000 shares to 140,000,000 shares. 2. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this Notice. 0 0 0 6.To approve the Senseonics Holdings, Inc. 2026 Equity Incentive Plan. 0 0 0 The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 3. To approve, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers. 0 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SHARES CUSIP # SEQUENCE # Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com SENSEONICS HOLDINGS, INC. Annual Meeting of Stockholders May 20, 2026 10:00 AM ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Timothy T. Goodnow and Rick Sullivan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Stock of Senseonics Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM ET, on May 20, 2026, at www.virtualshareholdermeeting.com/SENS2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.